                       ASSET AND STOCK PURCHASE AGREEMENT

                                  by and among

                                SALLIE MAE, INC.

                   EXETER EDUCATIONAL MANAGEMENT SYSTEMS, INC.

                   SALLIE MAE SOLUTIONS (INDIA) PRIVATE, LTD.

                                       and

                    SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

                                January 10, 2002

                                TABLE OF CONTENTS
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 ARTICLE 1      DEFINITIONS AND CONSTRUCTION......................................................................2

 ARTICLE 2      SALE AND PURCHASE OF ASSETS AND STOCK; ADDITIONAL AGREEMENTS.....................................14

         2.1.   Assets to be Acquired............................................................................14
         2.2.   Excluded Assets..................................................................................15
         2.3.   Stock to be Acquired; Escrow of Sub Shares and the Initial Subsequent Purchase Price.............16
         2.4.   Assumption of Certain Liabilities................................................................16
         2.5.   Excluded Liabilities.............................................................................16

 ARTICLE 3      PURCHASE PRICE...................................................................................17

         3.1.   Purchase Price...................................................................................17
         3.2.   Initial Closing Date Purchase Price Adjustment...................................................18
         3.3.   Post Initial Closing Purchase Price Adjustment...................................................18
         3.4.   Initial Subsequent Closing Date Purchase Price Adjustment........................................20
         3.5.   Post Subsequent Closing Purchase Price Adjustment................................................21
         3.6.   Earnout..........................................................................................23
         3.7.   Banner Commission Fees...........................................................................25
         3.8.   Allocation of Purchase Price.....................................................................26

 ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF THE COMPANIES..................................................27

         4.1.   Organization and Capitalization..................................................................27
         4.2.   Corporate Power and Authority; Legal Capacity; Enforceability....................................28
         4.3.   Non-contravention................................................................................29
         4.4.   Title; Properties................................................................................29
         4.5.   Third Party Options..............................................................................30
         4.6.   Financial Statements.............................................................................30
         4.7.   Absence of Undisclosed Liabilities...............................................................31
         4.8.   Litigation; Compliance with Law, Permits and Licenses............................................31
         4.9.   Environmental Protection.........................................................................32
         4.10.  Insurance........................................................................................32
         4.11.  Intellectual Property............................................................................32
         4.12.  Labor and Employee Matters.......................................................................34
         4.13.  Employee Benefits................................................................................35
         4.14.  Contracts, Leases, Etc...........................................................................35
         4.15.  Other Transactions...............................................................................37
         4.16.  No Changes.......................................................................................37
         4.17.  Certain Tax Matters..............................................................................38
         4.18.  Brokerage........................................................................................39
         4.19.  Warranties and Liabilities.......................................................................39
         4.20.  Transactions with Affiliates.....................................................................40
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         4.21.  Receivables......................................................................................40
         4.22.  Assumed Contracts; Customer Claims...............................................................40
         4.23.  Sufficiency of Purchased Assets..................................................................40
         4.24.  Relationship With Customers......................................................................40
         4.25.  Corporate Documents..............................................................................41
         4.26.  Exeter Group.....................................................................................41
         4.27.  Veracity of Statements...........................................................................41
         4.28.  Export/Import....................................................................................41
         4.29.  Time and Materials Contracts.....................................................................42

 ARTICLE 5      REPRESENTATIONS AND WARRANTIES OF BUYER..........................................................42

         5.1.   Organization, Power, Standing and Qualification..................................................42
         5.2.   Power and Authority..............................................................................42
         5.3.   Non-Contravention................................................................................42
         5.4.   Brokerage........................................................................................42
         5.5.   Litigation.......................................................................................43
         5.6.   Veracity of Statements...........................................................................43
         5.7.   Available Funds..................................................................................43

 ARTICLE 6      ACTIVITIES OF THE COMPANIES PRIOR TO THE subsequent CLOSING DATE.................................43

         6.1.   Operation of Business............................................................................43
         6.2.   Access to Information............................................................................46
         6.3.   Notice of Change.................................................................................46
         6.4.   Closing Efforts..................................................................................46
         6.5.   No Discussions...................................................................................46
         6.6.   Services Agreement...............................................................................46
         6.7.   Bonuses..........................................................................................46
         6.8.   Inter-company Accounts...........................................................................47

 ARTICLE 7      ACTIVITIES OF BUYER PRIOR TO THE subsequent CLOSING DATE.........................................47

         7.1.   Notice of Change.................................................................................47
         7.2.   Closing Efforts..................................................................................47
         7.3.   Services Agreement...............................................................................47

 ARTICLE 8      CONDITIONS PRECEDENT TO THE INITIAL CLOSING......................................................47

         8.1.   Obligation of Buyer to Close on the Initial Closing Date.........................................47
         8.2.   Obligation of Seller to Close on the Initial Closing Date........................................48

 ARTICLE 9      CONDITIONS PRECEDENT TO THE SUBSEQUENT CLOSING...................................................49

         9.1.   Obligation of Buyer to Close on the Subsequent Closing Date......................................49
         9.2.   Obligation of Seller to Close on the Subsequent Closing Date.....................................50

 ARTICLE 10     INDEMNIFICATION..................................................................................51

         10.1.  By Seller........................................................................................51
         10.2.  By Buyer.........................................................................................52
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         10.3.  Notice and Defense; Costs of Defense.............................................................52
         10.4.  Limitation of Indemnity..........................................................................54
         10.5.  Characterization of Indemnity Payments...........................................................54
         10.6.  Seller's Claims against EEMS and SM-India........................................................54
         10.7.  Limitation of Indemnity in Section 10.1(h).......................................................55

 ARTICLE 11     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS............................................56

         11.1.  Representations and Warranties...................................................................56
         11.2.  Covenants........................................................................................56
         11.3.  Extension of Survival............................................................................56

 ARTICLE 12     THE INITIAL CLOSING AND THE SUBSEQUENT CLOSING...................................................56

         12.1.  Time and Place...................................................................................56
         12.2.  Conduct of Initial Closing.......................................................................57
         12.3.  Conduct of Subsequent Closing....................................................................57
         12.4.  No Agreement to Assign...........................................................................58

 ARTICLE 13     CONDUCT OF SELLER AND BUYER AFTER Initial CLOSING................................................58

         13.1.  Power of Attorney................................................................................58
         13.2.  Cooperation and Further Assurances...............................................................58
         13.3.  Remittance of Accounts Receivable................................................................58
         13.4.  Uncollectible Accounts Receivable................................................................58
         13.5.  Employment of SMS Division Employees.............................................................59
         13.6.  Maintenance and Support..........................................................................60
         13.7.  Marketing Agreements.............................................................................61
         13.8.  Perkins License..................................................................................62
         13.9.  Access to Information............................................................................62
         13.10. Change Name of SM-India..........................................................................62

 ARTICLE 14     NON-COMPETITION AND CONFIDENTIALITY..............................................................63

         14.1.  Agreement Not to Compete.........................................................................63
         14.2.  Confidentiality..................................................................................64
         14.3.  Specific Enforcement; Extension of Period........................................................64

 ARTICLE 15     TAXES AND EXPENSES...............................................................................65

         15.1.  Section 338(h)(10) Election......................................................................65
         15.2.  Filing Tax Returns...............................................................................66
         15.3.  Future Tax Contests..............................................................................66
         15.4.  Allocation of Overlap Period Taxes...............................................................67
         15.5.  Notice...........................................................................................67
         15.6.  Amended Tax Returns..............................................................................68
         15.7.  Tax Sharing Agreements; Powers of Attorney.......................................................68
         15.8.  FIRPTA Certification.............................................................................68
         15.9.  Transfer Taxes...................................................................................68
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 ARTICLE 16     TERMINATION......................................................................................69

         16.1.  Termination prior to Subsequent Closing Date.....................................................69
         16.2.  Survival if No Subsequent Closing................................................................69

 ARTICLE 17     GENERAL..........................................................................................69

         17.1.  Right of Set-off.................................................................................69
         17.2.  Entire Agreement; Amendments.....................................................................70
         17.3.  Headings.........................................................................................70
         17.4.  Gender...........................................................................................70
         17.5.  Schedules........................................................................................70
         17.6.  Severability.....................................................................................71
         17.7.  Notices..........................................................................................71
         17.8.  Waiver...........................................................................................72
         17.9.  Assignment.......................................................................................72
         17.10. Successors and Assigns...........................................................................72
         17.11. Governing Law....................................................................................72
         17.12. Dispute Resolution...............................................................................72
         17.13. Third Party Beneficiaries........................................................................73
         17.14. Publicity........................................................................................73
         17.15. Expenses.........................................................................................73
         17.16. Counterparts.....................................................................................73
         17.17. Facsimile Signatures.............................................................................73
         17.18. Waiver of Trial by Jury..........................................................................73
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                                    SCHEDULES

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Schedule 1.92                               Initial Required Consents

Schedule 1.124                              Permitted Liens

Schedule 1.158                              Subsequent Required Consents

Schedule 2.1(a)                             Tangible Personal Property

Schedule 2.1(b)                             Personal Property Leases

Schedule 2.1(c)                             Contracts

Schedule 2.1(d)                             Intangible Property

Schedule 2.1(e)                             Permits

Schedule 2.1(f)                             Licenses

Schedule 2.1(h)                             Software

Schedule 2.1(j)                             Inventory

Schedule 2.1(k)                             Receivables

Schedule 2.1(n)                             Pre-Paid Items

Schedule 2.2                                Excluded Assets

Schedule 3.1(b)                             Sub Milestones

Schedule 3.2(a)-1                           Example of Management's Pre-Initial Closing Balance Sheet

Schedule 3.2(a)-2                           Example of Initial Estimated Net Worth Schedule

Schedule 3.4(a)-1                           Example of Management's Pre-Subsequent Closing Balance Sheet

Schedule 3.4(a)-2                           Example of Subsequent Estimated Net Worth Schedule

Schedule 3.7                                SMS Referral Customers

Schedule 3.8(a)                             Allocation of Purchase Price

Schedule 3.8(b)                             Allocation of Purchase Price - Purchased Assets

Schedule 4.1(a)                             Foreign Qualification Jurisdictions for Sallie Mae, Inc.

                                      -v-
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Schedule 4.1(b)                             Foreign Qualification Jurisdictions for EEMS

Schedule 4.1(d)                             Certificate of Incorporation for EEMS

Schedule 4.1(e)                             Certificate of Incorporation for SM-India

Schedule 4.3                                Non-contravention

Schedule 4.4(b)                             Sub Assets

Schedule 4.4(d)                             Real Property Agreements

Schedule 4.4(e)                             Real Property Leases

Schedule 4.6(a)                             Financial Statements

Schedule 4.7                                Absence of Undisclosed Liabilities

Schedule 4.8                                Permits and Licenses

Schedule 4.9                                Environmental Permits

Schedule 4.10                               Insurance

Schedule 4.11(a)                            Intellectual Property

Schedule 4.11(b)                            Intellectual Property Consents, Litigation, Licenses

Schedule 4.12(a)                            Employees and Labor Matters

Schedule 4.12(b)                            Independent Contractors

Schedule 4.13                               Benefit Plans

Schedule 4.14                               Contracts and Leases

Schedule 4.16                               Changes Since the Financial Statement Date

Schedule 4.17(c)                            Audits

Schedule 4.17(o)                            Arrangements and Agreements Relating to Taxes

Schedule 4.19                               Warranties and Liabilities

Schedule 4.20                               Transactions with Affiliates

Schedule 4.24                               Customers

Schedule 6.1                                Operating Budget

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Schedule 10.1(f)                            Certain Assumed Contracts

Schedule 13.5(a)                            New Employees

Schedule 13.5(b)                            SM-India Employees

Schedule 13.5(c)                            Severance







                                     -vii-
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                                    EXHIBITS

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
Exhibit A                        -    Form of Assignment and Assumption Agreement

Exhibit B                        -    Form of Intellectual Property Assignment and Assumption Agreement

Exhibit C                        -    Form of Bill of Sale

Exhibit D                        -    Form of Services Agreement

Exhibit E                        -    Form of Opinion of Seller's Counsel - Initial Closing

Exhibit F                        -    Form of Opinion of Seller's Counsel - Subsequent Closing

Exhibit G                        -    Form of FIRPTA Certificate

Exhibit H                        -    Form of Escrow Agreement

                       ASSET AND STOCK PURCHASE AGREEMENT


         This Asset and Stock Purchase Agreement (the "Agreement") is made this 10th day of January, 2002, by and among SALLIE MAE, INC., a Delaware corporation ("Seller"), EXETER EDUCATIONAL MANAGEMENT SYSTEMS, INC., a Massachusetts corporation and wholly-owned subsidiary of Seller ("EEMS"), SALLIE MAE SOLUTIONS (INDIA) PRIVATE, LTD., an Indian corporation owned by Seller and EEMS ("SM-India" together with Seller and EEMS, the "Companies"), and SYSTEMS & COMPUTER TECHNOLOGY CORPORATION, a Delaware corporation ("Buyer").

                                   BACKGROUND

         WHEREAS, Seller owns 100% of the outstanding capital stock of EEMS;

         WHEREAS, Seller owns approximately 0.01% of the outstanding capital stock of SM-India and EEMS owns approximately 99.99% of the outstanding capital stock of SM-India;

         WHEREAS, Seller, through Sallie Mae Solutions, a division of Seller (the "SMS Division"), EEMS and SM-India, develops, licenses and supports enterprise software for the higher education market, consisting of the E5 Products, the E5 Product Suite, the Perkins Loan management servicing software consisting of Greentree-Perkins, Bermuda and Campus Loan Manager software, the Exeter Student Suite for Oracle Product and the Exeter Student Suite for Microsoft Products (the "Business");

         WHEREAS, Seller desires to sell to Buyer all of the assets used by the SMS Division in connection with the operation of the Business, other than the Excluded Assets (as defined below), and Buyer desires to purchase from Seller such assets on the Initial Closing Date (as defined below);

         WHEREAS, Seller desires to transfer to Buyer only certain enumerated liabilities and obligations of Seller, all of which are more particularly described herein, and Buyer is willing to assume from Seller on the Initial Closing Date only such enumerated liabilities and obligations, all of which are more particularly described herein, in each case, upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, Buyer desires to hire the SMS Employees (as defined below) on the Initial Closing Date;

         WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, on the Subsequent Closing Date (as defined below), the issued and outstanding capital stock of EEMS owned by Seller and the issued and outstanding capital stock of SM-India owned by Seller and EEMS, such shares, including the issued and outstanding shares of capital stock of SM-India owned by EEMS, being all of the outstanding capital stock of such entities (the "Sub Shares");

         WHEREAS, the Sub Shares shall be placed in escrow by Seller and EEMS on the Initial Closing Date and such Sub Shares shall be transferred to Buyer in accordance with the terms of this Agreement and the Escrow Agreement on the Subsequent Closing Date upon payment of the Initial Subsequent Purchase Price;

         WHEREAS, to induce Buyer to enter into this Agreement and to consummate the Acquisition (as defined below), Seller, EEMS and SM-India are willing to enter into this Agreement and undertake the obligations as set forth herein; and

         WHEREAS, to induce the Companies to enter into this Agreement and to consummate the Acquisition, Buyer is willing to enter into this Agreement and undertake its obligations as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties and agreements herein contained, and intending to be legally bound, Buyer, Seller, EEMS and SM-India agree as follows:

ARTICLE 1
                          DEFINITIONS AND CONSTRUCTION

         As used herein, the following capitalized terms have the meanings set forth next to their names:

         1.1. "Accounts Receivable" has the meaning set forth in Section 2.1(k).

         1.2. "Acquisition" means the acquisition of the Purchased Assets and the Sub Shares by Buyer and all related transactions completed at the Initial Closing and the Subsequent Closing, as the case may be, as contemplated by this Agreement.

         1.3. "ADSP" has the meaning set forth in Section 15.1(b).

         1.4. "Affiliate" of a Person has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Act of 1934, as amended.

         1.5. "Affiliated Company" has the meaning set forth in Section 4.13.

         1.6. "Aggregate Products" has the meaning set forth in Section 3.6(a).

         1.7. "Agreement" means this Asset and Stock Purchase Agreement, all Schedules and Exhibits hereto, as the same shall be amended from time to time.

         1.8. "Alta License Agreement" has the meaning set forth in Section 13.6(b).

         1.9. "Alta Professional Services Agreement" has the meaning set forth in Section 13.6(b).

         1.10. "Annual Earnout Amount" has the meaning set forth in Section 3.6(b).

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         1.11. "Annual Earnout Threshold" means Three Million Six Hundred
Thousand Dollars ($3,600,000) for the first Measurement Period, Seven Million Two Hundred Thousand Dollars ($7,200,000) for the second Measurement Period, Ten Million Eight Hundred Thousand Dollars ($10,800,000) for the third Measurement Period and Fourteen Million Four Hundred Thousand Dollars ($14,400,000) for the last Measurement Period.

         1.12. "Assets" means the Purchased Assets and the Sub Assets.

         1.13. "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit A.

         1.14. "Assignment of Intellectual Property" means the Intellectual Property Assignment and Assumption Agreement in substantially the form of Exhibit B attached hereto.

         1.15. "Association" has the meaning set forth in Section 17.12.

         1.16. "Assumed Contracts" has the meaning set forth in Section 2.1(c).

         1.17. "Assumed Liabilities" has the meaning set forth in Section 2.4.

         1.18. "Banner Commission Fees" has the meaning set forth in Section
3.7.

         1.19. "Banner Commission License Agreement" has the meaning set forth in Section 3.7.

         1.20. "Banner Product Suite" has the meaning set forth in Section 3.7.

         1.21. "Benefit Plan" means any pension, retirement, profit-sharing, stock bonus, deferred compensation, bonus, incentive, performance, stock option, phantom stock, stock purchase, restricted stock, premium conversion, medical, hospitalization, vision, dental or other health, life, disability, severance, termination or other employee benefit plan, program, arrangement, agreement or policy, whether written or unwritten, to which any of the Companies contribute, is obligated to contribute to, is a party to or is otherwise bound, or with respect to which any of the Companies may have any Liability.

         1.22. "Bill of Sale" means the Bill of Sale in substantially the form attached hereto as Exhibit C.

         1.23. "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business, including without limitation, financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

         1.24. "Business" has the meaning set forth in the Background section of this Agreement.

         1.25. "Business Customer Base" has the meaning set forth in Section
4.24.

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         1.26. "Business Day" means any calendar day which is not a Saturday,
Sunday or public holiday under the laws of the Commonwealth of Pennsylvania.

         1.27. "Business Intellectual Property" has the meaning set forth in
Section 4.11(a).

         1.28. "Business Material Adverse Change" or "Business Material Adverse Effect" means any event, fact, circumstance or change which results or could result in a material adverse effect on the properties, assets, liabilities, business prospects, operations, results of operations or condition (financial or otherwise) of the Business, including the Assets, SMS Division, EEMS or SM-India, either individually or taken as a whole.

         1.29. "Business Products" has the meaning set forth in Section 14.1(a).

         1.30. "Buyer Obligations" has the meaning set forth in Section 17.1.

         1.31. "Buyer's Off-Set Claims" has the meaning set forth in Section
17.1.

         1.32. "Claim" means any written demand, claim, suit, action, cause of action, investigation, proceeding or notice by any Person, alleging actual or potential Liability for any Loss.

         1.33. "Claim Notice" means written notification as to which indemnity for a Claim or Loss under Article 10 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and describing in reasonable detail the nature of and basis for such Claim or Loss, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Claim or Loss.

         1.34. "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder or with respect thereto.

         1.35. "Collateral Documents" has the meaning set forth in Section 4.2.

         1.36. "Companies" has the meaning set forth in the introduction to this Agreement.

         1.37. "Competitive Business" has the meaning set forth in Section 14.1(a).

         1.38. "Confidentiality Agreement" means the Confidentiality Agreement by and between Seller and Buyer dated July 27, 2001.

         1.39. "Contract" means any written or oral contract, agreement, arrangement, commitment, note, bond, pledge, lease, mortgage, guaranty, indenture, license, consulting agreement, supply contract, repair contract, distribution agreement, purchase order, work order, job order, joint venture agreement, franchise, technology and know-how agreement, employment agreement, instrument or any other contractual commitment that is binding on any Person or its property.

         1.40. "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

         1.41. "Court Order" means any judgment, decree, edict, writ, injunction, award, order or ruling of any Governmental Entity or of any arbitration or similar panel.

         1.42. "Covenant Period" means the 24-month period commencing on the Initial Closing Date.

         1.42A "Cumulative Threshold Differential" has the meaning set forth in
Section 3.6(b).

         1.43. "Current Policies" has the meaning set forth in Section 4.10.

         1.44. "Deemed Sales Price Notice" has the meaning set forth in Section 15.1(b).

         1.45. "Default" means (a) a violation, breach or default, (b) the occurrence of an event which, with the passage of time, the giving of notice or both, would constitute a violation, breach or default, or (c) the occurrence of an event which, with or without the passage of time, the giving of notice or both, would give rise to a right of damages, specific performance, termination, cancellation, renegotiation or acceleration (including, without limitation, the acceleration of payment).

         1.46. "Disagreement Notice" has the meaning set forth in Section
15.1(b).

         1.47. "E5 Products" means the Software which comprise the E5 Product Suite.

         1.48. "E5 Product Suite" means the Software identified under the heading "E5 Product Suite" on Schedule 2.1(h).

         1.49. "Earnout License Fee Revenues" has the meaning set forth in
Section 3.6(a).

         1.50. "Earnout Objection" has the meaning set forth in Section 3.6(d).

         1.51. "Earnout Period" means the period commencing on the Initial Closing Date and ending on December 31, 2005.

         1.52. "Earnout Purchase Price" has the meaning set forth in Section 3.6(a).

         1.53. "Earnout Statement" has the meaning set forth in Section 3.6(c).

         1.54. "Employees" means the SMS Employees together with the SM-India Employees, all as listed on Schedule 4.12(a).

         1.55. "Environmental Claim" has the meaning set forth in Section
4.9(b).

         1.56. "Environmental Laws" means all U.S. or foreign federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.A. ss.ss.9601 et seq., the Resource Conversation and Recovery Act ("RCRA"), 42 U.S.C.A. ss.ss.6901 et seq., the Clean Water Act, 33 U.S.C.A ss.ss.1251 et seq., the Clean Air Act 42 U.S.C.A. ss.ss.7401 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss.651 et seq., ("OSHA") the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., and laws and regulations relating to emissions, spills, leaks, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, possession, distribution, use, treatment, storage, disposal, presence, transport or handling of Materials of Environmental Concern.

         1.57. "Environmental Loss" means any Loss arising out of, related to or in connection with the use, treatment, removal, storage, disposal, presence, migration, transport, handling, manufacture, possession, distribution, or the actual emission, injection, escape, dumping, spill, leak, discharge or release of Materials of Environmental Concern, including, without limitation, actual liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties.

         1.58. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder or with respect thereto.

         1.59. "Escrow Agent" has the meaning set forth in the Escrow Agreement.

         1.60. "Escrow Agreement" means the Escrow Agreement in substantially the form attached hereto as Exhibit H.

         1.61. "Excluded Assets" has the meaning set forth in Section 2.2.

         1.62. "Excluded Liabilities" has the meaning set forth in Section 2.5.

         1.63. "Exeter-Oracle Product" means the Software which comprises the Exeter Student Suite for Oracle Product.

         1.64. "Exeter Student Suite for Oracle Product" means the Software identified under the heading "Exeter Student Suite for Oracle Product" on
Schedule 2.1(h).

         1.64A "Exeter Student Suite for Microsoft Products" means the Software identified under the heading "Exeter Student Suite for Microsoft Products" on
Schedule 3.1(h).

         1.65. "Export/Import Claim" has the meaning set forth in Section 4.28.

         1.66. "Export/Import Laws" means all U.S. or foreign federal, state and local laws and regulations relating to the export or import of any items (commodities, software or technology), and all laws and regulations relating to customs, export controls, embargoes, quotas, anti-boycott and economic sanctions, including, without limitation, the International Traffic in Arms Regulations ("ITAR"), Arms Export Control Act ("AECA"), and Defense Trade Security Initiatives ("DTSI") administered by the U.S. Department of Defense and the U.S. Department of State, Office of Defense Trade Controls ("ODTC"); the Export Administration Regulations ("EAR") (including the anti-boycott laws) administered by the U.S. Department of Commerce, Bureau of Export Administration ("BXA") and the sanctions and assets control regulations administered by the U.S. Department of Treasury, Office of Foreign Assets Control ("OFAC").

         1.67. "Extended Payments" has the meaning set forth in Section 3.6(b).

         1.68. "Final Initial Closing Date Net Worth Amount" has the meaning set forth in Section 3.3(e).

         1.69. "Final Subsequent Closing Date Net Worth Amount" has the meaning set forth in Section 3.5(e).

         1.70. "Financial Statement Date" means November 30, 2001.

         1.71. "Financial Statements" has the meaning set forth in Section 4.6.

         1.72. "GAAP" means generally accepted accounting principles consistently applied, as applied in the United States of America.

         1.73. "Goodwill" has the meaning set forth in Section 2.1(o).

         1.74. "Governmental Consent" means any and all permits, licenses, waivers, consents or approvals of or from any Governmental Entity necessary to consummate the transactions contemplated hereby or by any Exhibit hereto, or otherwise relating to any Contract with any Governmental Entity or any Permit, including the transfer thereof in accordance with the terms hereof.

         1.75. "Governmental Entity" means any government, or political subdivision thereof, court, arbitral tribunal, administrative agency, tribunal or commission or any other governmental or regulatory body, instrumentality or authority, whether domestic (federal, state or local) or foreign.

         1.76. "Indebtedness" of any Person means all obligations of such Person
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

         1.77. "Indemnifiable Losses" shall mean the Claims, Litigation and Losses subject to indemnification obligations of Seller or Buyer, as the case may be, pursuant to Sections 10.1 and 10.2 hereof.

         1.78. "Indemnification Cap" has the meaning set forth in Section 10.4.

         1.79. "Indemnification Threshold" has the meaning set forth in Section 10.4

         1.80. "Indemnified Party" means any Person seeking indemnification from another Person under any provision of Article 10.

         1.81. "Indemnifying Party" means any Person against whom indemnification is being sought by another Person under any provision of Article 10.

         1.82. "Independent Accountant" has the meaning set forth in Section 3.3(d).

         1.83. "Independent Contractors" has the meaning set forth in Section 4.12(b).

         1.84. "Initial Closing" has the meaning set forth in Section 12.1.

         1.85. "Initial Closing Date" has the meaning set forth in Section 12.1.

         1.86. "Initial Closing Date Balance Sheet" has the meaning set forth in
Section 3.3(a).

         1.87. "Initial Closing Date Net Worth Amount" has the meaning set forth in Section 3.3(a).

         1.88. "Initial Closing Date Net Worth Schedule" has the meaning set forth in Section 3.3(a).

         1.89. "Initial Estimated Net Worth Amount" has the meaning set forth in
Section 3.2(e).

         1.90. "Initial Estimated Net Worth Schedule" has the meaning set forth in Section 3.2(a).

         1.91. "Initial Purchase Price" has the meaning set forth in Section 3.1
(a).

         1.92. "Initial Required Consents" means any and all Governmental Consents, and any and all other Permits, Licenses, waivers, consents or approvals from other parties to Contracts, Licenses, Permits and other instruments necessary to consummate transactions contemplated for the Initial Closing that are listed on Schedule 1.92.

         1.93. "Initial Subsequent Purchase Price" has the meaning set forth in
Section 3.1(b).

         1.94. "Intellectual Property" means collectively, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents; (b) all Trademarks, trade dress, logos, trade names, fictitious names, brand names, brand marks, domain names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (c) all copyrightable works, all Copyrights and all applications, registrations and renewals in connection therewith; (d) all mask works and all applications, registrations, and renewals in connection therewith; (e) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (f) all computer software (including, without limitation, data, source codes, object codes, objects, specifications and related documentation); (g) all other proprietary rights; and
(h) all copies and tangible embodiments thereof (in whatever form or medium).

         1.95. "Interim Period" has the meaning set forth in Section 6.6.

         1.96. "Inventory" has the meaning set forth in Section 2.1(j).

         1.97. "IRS" means the Internal Revenue Service.

         1.98. "Known" or "Knowledge" means with respect to either Buyer, Seller, EEMS or SM-India the knowledge of any executive officer or director of such Person, or any senior manager of such Person and the knowledge that such executive officer, director or senior manager would have if he or she had performed his or her services and duties on behalf of such Person in the ordinary course in a reasonably diligent manner.

         1.98A "Last Applicable Measurement Period" has the meaning set forth in
Section 3.6 hereof.

         1.99. "Laws" means all laws, statutes, ordinances, governmental regulations, orders, decrees, edicts, rules or other requirements of any Governmental Entity.

         1.100. "Liabilities" means all Indebtedness, obligations and other liabilities, whether direct or indirect, and any loss, damage, cost, contingent liability, loss contingency, unpaid expense, claim, deficiency, guaranty or endorsement of or by any Person whether or not ascertainable.

         1.101. "License Commission Fees" has the meaning set forth in Section 3.7.

         1.102. "Licenses" means all licenses, permits, authorizations, approvals, franchises, rights, orders, variances, easements, rights of way, and similar consents or certificates granted or issued by any Person other than a Governmental Entity and relating to the Business or the Assets.

         1.103. "Lien" means any mortgage, lien (including federal, state and local tax liens), security interest, pledge, negative pledge, encumbrance, assessment, title retention agreement, restriction or restraint on transfer, defect of title, charge in the nature of a lien or security interest, or option (whether consensual, statutory or otherwise) or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

         1.104. "Litigation" means (i) any action, lawsuit, arbitration, mediation, criminal prosecution, Tax audit, administrative or other proceeding by, before or on behalf of any Person, including any Governmental Entity, or
(ii) any investigation or inquiry asserting a violation of any Law by, before or on behalf of any Governmental Entity.

         1.105. "Loss" means any and all damages (including direct, incidental, consequential and special damages), losses, obligations, deficiencies, Liabilities, Liens, penalties, fines, interest, costs and expenses (including, without limitation, court costs, fees and disbursements of attorneys, accountants, consultants and other experts, or other expenses of investigating, prosecuting or defending any Litigation, Claim or Default).

         1.106. "Management's Pre-Initial Closing Balance Sheet" has the meaning set forth in Section 3.2(a).

         1.107. "Management's Pre-Subsequent Closing Balance Sheet" has the meaning set forth in Section 3.4(a).

         1.108. "Marketing Agreements" means, collectively, the Net.Pay Marketing Agreement and the Product Integration Agreement.

         1.109. "Materials of Environmental Concern" means any toxic, reactive, corrosive, carcinogenic, flammable or hazardous pollutant or other substance that is the subject of regulation under Environmental Laws, including, but not limited to, any "hazardous substance," or "hazardous waste," as defined in Environmental Laws, petroleum and petroleum products, natural gas or synthetic gas, material that is a source, special nuclear or by-product material, as defined by the Atomic Energy Act of 1954, 42 U.S.C.A. ss.ss.3011 et seq., and the regulations promulgated thereto and "hazardous chemical," as defined in 29 C.F.R. Part 1910.

         1.110. "Measurement Period" has the meaning set forth in Section
3.6(b).

         1.111. "Milestones" has the meaning set forth in Section 3.1(b).

         1.112. "Net.Pay Marketing Agreement" means the Net.Pay Marketing Agreement to be negotiated by Seller and Buyer in accordance with Section 13.7 hereof.

         1.113. "Net Uncollectible Receivables Amount" has the meaning set forth in Section 13.4.

         1.114. "New Employees" has the meaning set forth in Section 13.5.

         1.115. "Operating Budget" has the meaning set forth in Section 6.1.

         1.116. "Overlap Period" has the meaning set forth in Section 15.4.

         1.117. "Overpayment Amount" has the meaning set forth in Section
3.6(b).

         1.118. "Payment Date" has the meaning set forth in Section 13.4.

         1.119. "Partial Payment" and "Partial Payments" have the meaning set forth in Section 3.6(b).

         1.120. "Patents" means all patents and pending applications for patents of the United States and all countries foreign thereto, including regional patents, certificates of invention and utility models, rights of license or otherwise to or under letters patent, certificates of intention and utility models which have been opened for public inspection and all reissues, divisions, continuations and extensions thereof.

         1.121. "Perkins License" has the meaning set forth in Section 13.8.

         1.122. "Perkins Software" has the meaning set forth in Section 13.8

         1.123. "Permits" means any and all licenses, franchises, permits, registrations, certificates of authority, easements and rights of way, variances (including zoning variances), rights, consents, orders, approvals, certificates and other authorizations of or issued by any Governmental Entity and relating to the Business or the Assets.

         1.124. "Permitted Liens" means Liens listed on Schedule 1.124, none of which, individually or in the aggregate, has a Business Material Adverse Effect or will detract from, interferes with or will interfere with any of the Companies' or Buyer's right to dispose of any property or the use of such property.

         1.125. "Person" means any natural person, a sole proprietorship, a corporation, a partnership, a joint venture, a limited liability company, a limited liability partnership, an association, a trust, or any other entity or organization, including a Governmental Entity.

         1.126. "Plans" has the meaning set forth in Section 4.13.

         1.127. "Prepaid Items" has the meaning set forth in Section 2.1(n).

         1.128. "Product Integration Agreement" means the Product Integration Agreement to be negotiated by Seller and Buyer in accordance with Section 13.7 hereof.

         1.129. "Proposed Adjustment" has the meaning set forth in Section 15.3.

         1.130. "Post Earnout Accounts Receivable" has the meaning set forth in
Section 3.6(b).

         1.131. "Post Earnout Period" means the period beginning on the day after the last day in the Earnout Period and ending on the one hundred eightieth (180th) day thereafter.

         1.132. "Purchase Price" has the meaning set forth in Section 3.1.

         1.133. "Purchased Assets" has the meaning set forth in Section 2.1.

         1.134. "Real Property" has the meaning set forth in Section 4.4(e).

         1.135. "Real Property Leases" has the meaning set forth in Section 4.4(d).

         1.136. "Schedules" means the Schedules to this Agreement.

         1.137. "Section 338(h)(10) Election" has the meaning set forth in
Section 15.1(a).

         1.138. "Seller CTR" has the meaning set forth in Section 15.2(a).

         1.139. "Seller's Initial Closing Report" has the meaning set forth in
Section 3.3(b).

         1.140. "Seller's Subsequent Closing Report" has the meaning set forth in Section 3.5(b).

         1.141. "Service Commission Fees" has the meaning set forth in Section 3.7.

         1.142. "Services Agreement" means that certain Services Agreement to be executed by Buyer and each of the Companies at the Initial Closing substantially in the form attached herein as Exhibit D.

         1.143. "SM-India Employees" has the meaning set forth in Section 13.5.

         1.144. "SMS Division" has the meaning set forth in the Background section of this Agreement.

         1.145. "SMS Employees" means all employees of Seller working in the SMS Division and for EEMS, including employees who are on paid leave of absence or disability leave, as of the date of this Agreement. SMS Employees does not include employees of SM-India.

         1.146. "SMS Referral Customers" has the meaning set forth in Section
3.7.

         1.147. "Software" means all computer software programs and related objects, object codes and source codes owned, marketed, licensed or under development by the Companies, as the case may be, in connection with the Business, or for which the Companies have the right and license to copy, distribute, prepare derivative works of, display and perform publicly, modify, use or market in connection with the Business, and any enhancements, improvements or modifications thereto owned or under development by the Companies in connection with the Business. All documentation and specifications used in connection with and related to the Software shall be included in the definition of Software.

         1.148. "Sub Assets" means all assets of, whether real, personal or mixed, and whether tangible or intangible, rights, properties, Claims and Contracts used by, each of EEMS and SM-India other than the Purchased Assets.

         1.149. "Subs" means EEMS together with SM-India.

         1.150. "Subsequent Closing" has the meaning set forth in Section 12.1.

         1.151. "Subsequent Closing Date" has the meaning set forth in Section 12.1.

         1.152. "Subsequent Closing Date Balance Sheet" has the meaning set forth in Section 3.5(a).

         1.153. "Subsequent Closing Date Net Worth Amount" has the meaning set forth in Section 3.5(a).

         1.154. "Subsequent Closing Date Net Worth Schedule" has the meaning set forth in Section 3.5(a).

         1.155. "Subsequent Estimated Net Worth Amount" has the meaning set forth in Section 3.4(e).

         1.156. "Subsequent Estimated Net Worth Schedule" has the meaning set forth in Section 3.4(a).

         1.157. "Subsequent Purchase Price" has the meaning set forth in Section 3.1(c).

         1.158. "Subsequent Required Consents" means any and all Governmental Consents, and any and all other Permits, Licenses, waivers, consents or approvals from other parties to Contracts, Licenses, Permits and other instruments necessary to consummate transactions contemplated for the Subsequent Closing that are listed on Schedule 1.158.

         1.159. "Sub Shares" has the meaning set forth in the Background section of this Agreement.

         1.160. "Tangible Personal Property" has the meaning set forth in
Section 2.1(a).

         1.161. "Taxes" means (a) all federal, state, local or foreign taxes, charges, fees, levies or other assessments, including but not limited to all income, gross receipts, sales, use, value added, ad valorem, transfer, franchise, profits, withholding, payroll, employment, social security, unemployment, excise, estimated, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, including all interest and penalties thereon, and additions to tax or additional amounts in each case imposed by any taxing authority, domestic or foreign upon a Person or any of its properties and (b) any amount for which liability arises under U.S. Treasury Regulation Section 1.1502-6 or any similar state, local or foreign Law; "Tax" shall mean any of the Taxes.

         1.162. "Tax Records" means, with respect to each of the Companies, any and all books and records which in any way relate to Taxes for periods prior to or including the Initial Closing Date, including without limitation all Tax Returns and all computerized books and records of each of the Companies.

         1.163. "Tax Returns" means all returns, declarations, reports, estimates and information returns and statements required by applicable law to be filed with respect to Taxes.

         1.164. "Territory" means the entire world.

         1.165. "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

         1.166. "Transfer" means the sale, assignment, hypothecation, conveyance, delivery, transfer or disposition of any kind.

         1.167. "University Licensee" has the meaning set forth in Section 13.8.

         Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms "hereof," "herein," "hereby", "hereto" and derivative or similar words refer to this entire Agreement; and (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

                                   ARTICLE 2
          SALE AND PURCHASE OF ASSETS AND STOCK; ADDITIONAL AGREEMENTS

         2.1. Assets to be Acquired. Subject to the terms and conditions contained herein, on the Initial Closing Date, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all Liens, other than Permitted Liens and Assumed Liabilities, all right, title and interest in and to the following assets of Seller (other than the Sub Shares and the Sub Assets, which shall be transferred pursuant to the stock purchase set forth in Section 2.3 hereof on the Subsequent Closing
Date) used by the SMS Division in connection with the Business, whether real, personal or mixed, and whether tangible or intangible, used, intended for use or required to be used, other than the Excluded Assets (the "Purchased Assets"):

                  (a) Tangible Personal Property. All furniture, fixtures, machinery, and related equipment, spare parts, office equipment and other tangible personal property of Seller located at, or used, in connection with the operation of the Business, including any items purchased subject to any conditional sales or title retention agreement in favor of any other Person, including all tangible personal property set forth on Schedule 2.1(a) attached hereto (the "Tangible Personal Property");

                  (b) Personal Property Leases. All of Seller's leases of Tangible Personal Property, together with any options to purchase the underlying property, in each case used in connection with the operation of the Business, including those leases and options to purchase set forth on Schedule 2.1(b) attached hereto;

                  (c) Contracts. Those Contracts to which Seller is a party relating to the Business, otherwise applicable to Seller's facilities or used in connection with the operation of the Business, and that are specifically set forth on Schedule 2.1(c) attached hereto (the "Assumed Contracts");

                  (d) Intangible Property. The Intellectual Property owned or licensed by Seller, and other intangible property used in connection with the operation of the Business, other than Software, including the Intellectual Property and other intangible property set forth on Schedule 2.1(d) attached hereto;

                  (e) Permits. All of Seller's Permits used in connection with the operation of the Business, including the Permits set forth on Schedule 2.1(e) attached hereto, to the extent transferable to Buyer;

                  (f) Licenses. All of Seller's Licenses used in connection with the operation of the Business, including the Licenses set forth on Schedule 2.1(f) attached hereto;

                  (g) Intentionally Deleted.

                  (h) Software. All Software of Seller used in connection with the operation of the Business, including the Software set forth on Schedule 2.l(h) attached hereto;

                  (i) Choses in Action. All of Seller's Claims or right to Claims whether or not pending, threatened or presently contemplated, by Seller relating to, arising out of or in connection with the Business of the SMS Division as of the Initial Closing Date;

                  (j) Inventory. All supplies, marketing and promotional materials and supplies, packaging materials, artwork for packaging and marketing and promotional materials Seller used in the operation of the Business, including those items set forth on Schedule 2.1(j) attached hereto (the "Inventory"); provided however, that the parties hereto acknowledge that only one set of marketing materials need be delivered to Buyer hereunder and such remaining materials shall be disposed of by Seller;

                  (k) Receivables. All accounts and notes receivable of Seller in existence on the Initial Closing Date relating to the Business, including the accounts and notes receivable listed on Schedule 2.1(k) attached hereto, but not including those accounts and notes receivables which are Excluded Assets (the "Accounts Receivable");

                  (l) Warranties. To the extent transferable, all guarantees, warranties, indemnities and similar rights in favor of Seller with respect to any Purchased Assets;

                  (m) Books and Records. All of Seller's Books and Records relating to the Business;

                  (n) Prepaid Items. All of Seller's prepaid expenses, advances and deposits including those listed on Schedule 2.1(n) attached hereto (the "Prepaid Items"); and

                  (o) Goodwill. All of Seller's rights in and to the goodwill of the Business (the "Goodwill").

         2.2. Excluded Assets. The assets listed on Schedule 2.2 are specifically excluded from the Purchased Assets (the "Excluded Assets"). Title to the Excluded Assets is not being transferred to Buyer pursuant to this Agreement or otherwise.

         2.3. Stock to be Acquired; Escrow of Sub Shares and the Initial Subsequent Purchase Price.

                  (a) Seller, upon the terms and conditions hereinafter set forth, shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall pay for, on the Subsequent Closing Date, free and clear of all Liens, the Sub Shares, consisting of the following number of shares, to be adjusted as permitted by Section 6.1 hereof, (i) 538 shares of the common stock of EEMS, and
(ii) 3,722,100 shares of the common stock of SM-India, one of which is owned by Seller and 3,722,099 of which are owned by EEMS.

                  (b) Seller shall deliver the Sub Shares to the Escrow Agent (as defined in the Escrow Agreement attached as Exhibit H) on the Initial Closing Date to be held in escrow by the Escrow Agent pursuant to the Escrow Agreement. On the Subsequent Closing Date, in order to effect the Transfer of the Sub Shares to Buyer contemplated hereby, the Escrow Agent shall Transfer the Sub Shares to Buyer. If a dispute arises between Seller and Buyer as to the amount of the Initial Subsequent Purchase Price, such dispute shall be resolved in accordance with Section 17.12 (Dispute Resolution) and Section 17.18 (Waiver of Trial by Jury) and shall not delay or otherwise negatively impact or affect in any way the Transfer of the Sub Shares to the Buyer on the Subsequent Closing Date.

         2.4. Assumption of Certain Liabilities. Buyer will not assume any Claims, Liabilities or obligations of Seller, whether Known, unknown, absolute, contingent, accrued or otherwise, and whether or not related to the Purchased Assets or the Business, except as expressly provided in this Section 2.4. Buyer hereby assumes and agrees to pay, perform and discharge in accordance with their respective terms, only the following specified Liabilities and obligations of Seller (collectively, the "Assumed Liabilities"):

                  (a) All obligations of Seller under the Assumed Contracts to the extent such obligations continue or arise after Initial Closing (except that Buyer will not assume any liability or obligation of Seller or any of Seller's Affiliates relating solely to or arising solely out of the Default under or failure to comply with, at any time on or prior to the Initial Closing Date, any Assumed Contract); and

                  (b) All Liabilities relating to the Business existing on the Initial Closing Date set forth on the Financial Statement Date Balance Sheet which is a part of the Financial Statements and as to the period from the Financial Statement Date to the Initial Closing Date, those Liabilities set forth on the Closing Date Balance Sheet, other than those Liabilities relating to or arising from Excluded Assets.

         2.5. Excluded Liabilities. Except for the Assumed Liabilities, Buyer does not acquire, discharge, assume, or become responsible for any Liabilities of Seller (the "Excluded Liabilities") and does not hereby become, and shall not in any way be, obligated to pay, perform, satisfy or discharge any Liabilities of Seller. Seller agrees to pay and satisfy when due all Excluded Liabilities.

                                   ARTICLE 3
                                 PURCHASE PRICE

         The Purchase Price shall be determined and payable in accordance with this Article 3.

         3.1. Purchase Price.

                  (a) On the Initial Closing Date, Buyer shall pay by wire transfer of immediately available funds to such accounts as shall be designated by Seller, Fifteen Million One Hundred Thousand Dollars ($15,100,000), as further increased or decreased pursuant to Section 3.2 (the "Initial Purchase Price"). At least three (3) Business Days prior to the Initial Closing, Seller shall deliver wire transfer instructions to Buyer. The Initial Purchase Price shall be adjusted after the Initial Closing pursuant to Section 3.3 hereof.

                  (b) On the Subsequent Closing Date, Buyer shall pay by wire transfer of immediately available funds to such accounts, as shall be designated by Seller, the Initial Subsequent Purchase Price. The "Initial Subsequent Purchase Price" shall be (x) Two Million Dollars ($2,000,000) if the Subs meet all of the milestones described on Schedule 3.1(b) (the "Milestones") as reasonably determined by Buyer or One Dollar ($1.00) if the Subs fail to meet all of the Milestones as reasonably determined by Buyer, in each case as further increased or decreased pursuant to Section 3.4 hereof, plus (y) the amount of the expenses of the Subs, if any, which exceed the total amount of expenses set forth in the Operating Budget if Buyer has specifically agreed in writing to assume such expenses. At least three (3) Business Days prior to the Subsequent Closing, Seller and the Escrow Agent shall deliver wire transfer instructions to Buyer. On the Subsequent Closing Date, Buyer shall deliver to Seller a written notice stating its determination of the Initial Subsequent Purchase Price and the basis for such determination. If Buyer has determined that the Initial Subsequent Purchase Price shall be One Dollar ($1.00) and Seller in good faith disagrees with such determination (i) Seller shall notify Buyer immediately of such good faith dispute, (ii) the sale, transfer and conveyance of the Sub Shares shall nonetheless be consummated on the Subsequent Closing Date, (iii) Seller and Buyer shall resolve such dispute after the Subsequent Closing pursuant to Section 17.12 (Dispute Resolution) and Section 17.18 (Waiver of Trial by Jury) hereof and (iv) in addition to paying Seller the Initial Subsequent Purchase Price as set forth in the first sentence of this Section 3.1(b), Buyer shall pay to the Escrow Agent, by wire transfer of immediately available funds to such account as shall be designated by the Escrow Agent, Two Million Dollars ($2,000,000) which shall be held in escrow by the Escrow Agent in accordance with the Escrow Agreement until the dispute concerning the amount of the Initial Subsequent Purchase Price has been resolved, at which time Buyer and Seller agree to instruct the Escrow Agent to release such amount plus any interest earned thereon to either Buyer or Seller, as the case may be, in accordance with the final resolution of such dispute.

                  (c) The Initial Purchase Price as adjusted pursuant to Section
3.2 and Section 3.3, plus any Initial Subsequent Purchase Price as adjusted pursuant to Section 3.4 and Section 3.5 (the "Subsequent Purchase Price") and any Earnout Purchase Price shall be the final purchase price (the "Purchase Price").

         3.2. Initial Closing Date Purchase Price Adjustment.

                  (a) At least two (2) Business Days prior to the Initial Closing Date, Seller shall provide Buyer with an estimated consolidated balance sheet of the SMS Division as of the Initial Closing Date ("Management's Pre-Initial Closing Balance Sheet"), an example of which is attached hereto as
Schedule 3.2(a)-1, together with a schedule setting forth a calculation of the Initial Estimated Net Worth Amount (as defined below) as of the Initial Closing Date, an example of which is attached hereto as Schedule 3.2(a)-2 (the "Initial Estimated Net Worth Schedule"). Management's Pre-Initial Closing Balance Sheet shall be prepared on a basis consistent with the Financial Statements, except for year-end adjustments. If Buyer does not agree that the Initial Estimated Net Worth Amount accurately reflects the net worth of the SMS Division, then Seller and Buyer shall negotiate in good faith concerning any adjustments required to be made in order to accurately reflect the Initial Estimated Net Worth Amount. In the event that Seller and Buyer are unable to agree on the Initial Estimated Net Worth Amount prior to the Initial Closing, then the Initial Estimated Net Worth Amount shall be equal to the average of such amount as estimated in good faith by Seller, on the one hand, and Buyer, on the other hand.

                  (b) The officers of the Companies as in effect immediately prior to the Initial Closing will cooperate with Buyer's accountants in connection with the determination of the Initial Estimated Net Worth Amount discussed in paragraph (a) above.

                  (c) The Initial Purchase Price shall be increased at the Initial Closing by the amount by which the Initial Estimated Net Worth Amount as shown on the Initial Estimated Net Worth Schedule exceeds Five Hundred Thousand Dollars ($500,000).

                  (d) To the extent the Initial Estimated Net Worth Amount as shown on the Initial Estimated Net Worth Schedule is less than Five Hundred Thousand Dollars ($500,000), the Initial Purchase Price shall be reduced at the Initial Closing by such deficiency and to the extent that as a result of such reduction the Initial Purchase Price is less than Zero Dollars ($0.00), such amount which is less than Zero Dollars ($0.00) shall be paid to Buyer by Seller by wire transfer of immediately available funds on the Initial Closing Date.

                  (e) For the purposes of this Agreement, the "Initial Estimated Net Worth Amount" shall mean Seller's reasonable good faith estimate (prepared from Management's Pre-Initial Closing Balance Sheet) of the consolidated net worth of the SMS Division, such calculation to be consistent with the calculations set forth on Schedule 3.2(a)-2 attached hereto and as finally agreed upon pursuant to the terms set forth in Section 3.2(a) hereof.

         3.3. Post Initial Closing Purchase Price Adjustment.

                  (a) Buyer shall prepare and deliver to Seller, as soon as available following the Initial Closing Date, but no longer than sixty (60) days after the Initial Closing, a consolidated balance sheet of the SMS Division, as of the close of business on the Initial Closing Date (the "Initial Closing Date Balance Sheet") prepared consistent with Management's Pre-Initial Closing Balance Sheet, together with a schedule setting forth a calculation of the Initial Closing Date Net Worth Amount (as defined below) as of the close of business on the Initial Closing Date (the "Initial Closing Date Net Worth Schedule") which Initial Closing Date Net Worth Schedule shall have been audited by Buyer's independent auditor, in accordance with GAAP (except for year-end adjustments). If Buyer determines that a change in accounting principles and/or reserve is required on the Initial Closing Date Net Worth Schedule from that used in the preparation of the Initial Estimated Net Worth
Schedule in order to comply with GAAP, then Buyer shall also calculate the change that such accounting principle and/or reserve would have had on the Initial Estimated Net Worth Schedule had such been consistently applied on both schedules; provided that, in no event shall any such change in reserves be applied on a consistent basis to the extent that such change was the result of
(i) Seller's mathematical error, (ii) Seller's failure to provide for a reasonably adequate reserve, or (iii) other than Buyer's determination that the methodology utilized to determine such reserve must change in order to deliver an Initial Closing Date Balance Sheet in accordance with GAAP. For purposes of this Section 3.3, "Initial Closing Date Net Worth Amount" shall mean (i) the consolidated net worth of the SMS Division as calculated consistent with
Schedule 3.2(a)-2, with such modifications contemplated in this clause (a).

                  (b) The Initial Closing Date Net Worth Schedule prepared by Buyer shall be deemed accepted by Seller unless within forty-five (45) days after Seller's receipt of the Initial Closing Date Net Worth Schedule, Seller delivers to Buyer a written report ("Seller's Initial Closing Report") setting forth, in reasonable detail and with reasonable specificity as to each disputed item, any disputed amounts comprising the Initial Closing Date Net Worth Amount as reflected on the Initial Closing Date Net Worth Schedule and Seller's proposed alternative thereto.

                  (c) Buyer and Seller shall permit the other and the other's representatives, during normal business hours, to have (i) reasonable access to those employees reasonably necessary to prepare and/or review the Initial Closing Date Net Worth Schedule and (ii) full and complete access to, and to examine, all books, records and work papers of or relating to the Business for the periods prior to the Initial Closing which are in its possession, and which work papers and schedules are necessary or appropriate to prepare and/or review the Initial Closing Date Net Worth Schedule. The officers of Seller will cooperate with Buyer's representatives in connection with the audit of the Initial Closing Date Net Worth Schedule and will execute and deliver to Buyer's accountants representation letters in customary form and substance as may be reasonably required by Buyer's accountants in connection with such audit. Such officers will deliver to Buyer at the Initial Closing a written commitment to comply with their obligations as set forth in the preceding sentence. Buyer shall bear all costs of its representatives in connection with this Section 3.3, and Seller shall bear all costs of its representatives in connection with this
Section 3.3.

                  (d) If Seller disagrees with the Initial Closing Date Net Worth Amount as shown on the Initial Closing Date Net Worth Schedule and has timely delivered Seller's Initial Closing Report, Buyer and Seller shall negotiate in good faith to resolve such disputes. If such disagreement cannot be resolved by Buyer and Seller within thirty (30) days after Buyer's receipt of Seller's Initial Closing Report, such disagreement shall be tendered to by a firm of independent certified public accountants of recognized national standing ("Independent Accountant") which does not at the time of retention provide and has not in the prior three (3) years provided auditing services to Buyer or Seller (or to their Affiliates) to make a determination as to the subject matter of such disagreement, which determination shall be final and binding on the parties hereto for the purpose of this Agreement. All fees and expenses charged by the Independent Accountant under this Section 3.3(d) shall be shared equally by Seller and Buyer. If Buyer and Seller are unable to agree on the Independent Accountant, Buyer and Seller will submit the name of one accounting firm that satisfies the criteria of this
Section 3.3(d) and the Independent Accountant will be randomly selected by lot from those two accounting firms. The Independent Accountant shall be instructed to use every reasonable effort to perform its function within thirty (30) days following submission of the matter to it and, in any case, as soon as practicable after such submission to it. The Independent Accountant shall be limited to deciding each such disagreement in an amount which shall be equal to or in between the amounts proposed by Seller and Buyer, and no more and no less.

                  (e) Once the Initial Closing Date Net Worth Amount ("Final Initial Closing Date Net Worth Amount") is finally determined as provided above, the Final Initial Closing Date Net Worth Amount shall be compared to the Initial Estimated Net Worth Amount shown on the Estimated Initial Closing Date Net Worth Schedule, and the following payments, if any, will be made:

                    (i) To the extent the Final Initial Closing Date Net Worth Amount exceeds the Estimated Initial Closing Date Net Worth Amount, the excess shall be paid to Seller by Buyer as additional Purchase Price by wire transfer of immediately available funds within ten (10) days following the determination thereof; or

                    (ii) To the extent the Final Initial Closing Date Net Worth Amount is less than the Estimated Initial Closing Date Net Worth Amount, such deficiency shall be paid to Buyer by Seller by wire transfer of immediately available funds within ten (10) days following such determination as a reduction of the Purchase Price.

         3.4. Initial Subsequent Closing Date Purchase Price Adjustment.

                  (a) At least two (2) Business Days prior to the Subsequent Closing Date, Seller shall provide Buyer with an estimated consolidated balance sheet of the Subs as of the Subsequent Closing Date ("Management's Pre-Subsequent Closing Balance Sheet"), an example of which is attached hereto as Schedule 3.4(a)-1, together with a schedule setting forth a calculation of the Subsequent Estimated Net Worth Amount (as defined below) as of the Subsequent Closing Date, an example of which is attached hereto as Schedule 3.4(a)-2 (the "Subsequent Estimated Net Worth Schedule"). Management's Pre-Subsequent Closing Balance Sheet shall be prepared on a basis consistent with the Financial Statements, except for year-end adjustments. If Buyer does not agree that the Subsequent Estimated Net Worth Amount accurately reflects the net worth of the Subs, then Seller and Buyer shall negotiate in good faith concerning any adjustments required to be made in order to accurately reflect the Subsequent Estimated Net Worth Amount. In the event that Seller and Buyer are unable to agree on the Subsequent Estimated Net Worth Amount prior to the Subsequent Closing, then the Subsequent Estimated Net Worth Amount shall be equal to the average of such amount as estimated in good faith by Seller, on the one hand, and Buyer, on the other hand.

                  (b) The officers of the Subs as in effect immediately prior to the Subsequent Closing will cooperate with Buyer's accountants in connection with the determination of the Subsequent Estimated Net Worth Amount discussed in paragraph (a) above.

                  (c) The Subsequent Purchase Price shall be increased at the Subsequent Closing by the amount by which the Subsequent Estimated Net Worth Amount as shown on the Subsequent Estimated Net Worth Schedule exceeds Zero Dollars ($0.00).

                  (d) To the extent the Subsequent Estimated Net Worth Amount as shown on the Subsequent Estimated Net Worth Schedule is less than Zero Dollars ($0.00), the Subsequent Purchase Price shall be reduced at the Subsequent Closing by such deficiency and to the extent that as a result of such reduction the Subsequent Purchase Price is less than Zero Dollars ($0.00), such amount which is less than Zero Dollars ($0.00) shall be paid to Buyer by Seller by wire transfer of immediately available funds on the Subsequent Closing Date.

                  (e) For the purposes of this Agreement, the "Subsequent Estimated Net Worth Amount" shall mean Seller's reasonable good faith estimate (prepared from Management's Pre-Subsequent Closing Balance Sheet) of the consolidated net worth of the Subs, such calculation to be consistent with the calculations set forth on Schedule 3.4(a)-2 attached hereto and as finally agreed upon pursuant to the terms set forth in Section 3.4(a) hereof.

         3.5. Post Subsequent Closing Purchase Price Adjustment.

                  (a) Buyer shall prepare and deliver to Seller, as soon as available following the Subsequent Closing Date, but no longer than sixty (60) days after the Subsequent Closing, a consolidated balance sheet of the Subs, as of the close of business on the Subsequent Closing Date (the "Subsequent Closing Date Balance Sheet") prepared consistent with Management's Pre-Subsequent Closing Balance Sheet, together with a schedule setting forth a calculation of the Subsequent Closing Date Net Worth Amount (as defined below) as of the close of business on the Subsequent Closing Date (the "Subsequent Closing Date Net Worth Schedule") which Subsequent Closing Date Net Worth Schedule shall have been audited by Buyer's independent auditor, in accordance with GAAP (except for year-end adjustments). If Buyer determines that a change in accounting principles and/or reserve is required on the Subsequent Closing Date Net Worth Schedule from that used in the preparation of the Subsequent Estimated Net Worth Schedule, then Buyer shall also calculate the change that such accounting principle and/or reserve would have had on the Subsequent Estimated Net Worth Schedule had such been consistently applied on both schedules; provided that, in no event shall any such change in reserves be applied on a consistent basis to the extent that such change was the result of (i) Seller's mathematical error,
(ii) Seller's failure to provide for a reasonably adequate reserve, or (iii) other than Buyer's determination that the methodology utilized to determine such reserve must change in order to deliver a Subsequent Closing Date Balance sheet in accordance with GAAP. For purposes of this Section 3.5, "Subsequent Closing Date Net Worth Amount" shall mean (i) the consolidated net worth of the Subs as calculated consistent with Schedule 3.4(a)-2, with such modifications contemplated in this clause (a).

                  (b) The Subsequent Closing Date Net Worth Schedule prepared by Buyer shall be deemed accepted by Seller unless within forty-five (45) days after Seller's receipt of the Subsequent Closing Date Net Worth Schedule, Seller delivers to Buyer a written report ("Seller's Subsequent Closing Report") setting forth, in reasonable detail and with reasonable specificity as to each disputed item, any disputed amounts comprising the Subsequent Closing Date Net Worth Amount as reflected on the Subsequent Closing Date Net Worth Schedule and Seller's proposed alternative thereto.

                  (c) Buyer and Seller shall permit the other and the other's representatives, during normal business hours, to have (i) reasonable access to those employees reasonably necessary to prepare and/or review the Subsequent Closing Date Net Worth Schedule and (ii) full and complete access to, and to examine, all books, records and work papers of or relating to the Subs for the periods prior to the Subsequent Closing which are in its possession, and which work papers and schedules are necessary or appropriate to prepare and/or review the Subsequent Closing Date Net Worth Schedule. The officers of the Subs will cooperate with Buyer's representatives in connection with the audit of the Subsequent Closing Date Net Worth Schedule and will execute and deliver to Buyer's accountants representation letters in customary form and substance as may be reasonably required by Buyer's accountants in connection with such audit. Such officers will deliver to Buyer at the Subsequent Closing a written commitment to comply with their obligations as set forth in the preceding sentence. Buyer shall bear all costs of its representatives in connection with this Section 3.5, and Seller shall bear all costs of its representatives in connection with this Section 3.5.

                  (d) If Seller disagrees with the Subsequent Closing Date Net Worth Amount as shown on the Subsequent Closing Date Net Worth Schedule and has timely delivered Seller's Subsequent Closing Report, Buyer and Seller shall negotiate in good faith to resolve such disputes. If such disagreement cannot be resolved by Buyer and Seller within thirty (30) days after Buyer's receipt of Seller's Subsequent Closing Report, such disagreement shall be tendered to and resolved by the Independent Accountant to make a determination as to the subject matter of such disagreement, which determination shall be final and binding on the parties hereto for the purpose of this Agreement. All fees and expenses charged by the Independent Accountant under this Section 3.5(d) shall be shared equally by Seller and Buyer. The Independent Accountant shall be instructed to use every reasonable effort to perform its function within thirty (30) days following submission of the matter to it and, in any case, as soon as practicable after such submission to it. The Independent Accountant shall be limited to deciding each such disagreement in an amount which shall be equal to or in between the amounts proposed by Seller and Buyer, and no more and no less.

                  (e) Once the Subsequent Closing Date Net Worth Amount ("Final Subsequent Closing Date Net Worth Amount") is finally determined as provided above, the Final Subsequent Closing Date Net Worth Amount shall be compared to the Subsequent Estimated Net Worth Amount shown on the Estimated Subsequent Closing Date Net Worth Schedule, and the following payments, if any, will be made:

                    (i) To the extent the Final Subsequent Closing Date Net Worth Amount exceeds the Estimated Subsequent Closing Date Net Worth Amount, the excess shall be paid to Seller by Buyer as additional Purchase Price by wire transfer of immediately available funds within ten (10) days following the determination thereof; or

                    (ii) To the extent the Final Subsequent Closing Date Net Worth Amount is less than the Estimated Subsequent Closing Date Net Worth Amount, such deficiency shall be paid to Buyer by Seller by wire transfer of immediately available funds within ten (10) days following such determination as a reduction of the Purchase Price.

         3.6. Earnout. As additional consideration and as part of the Purchase Price, Seller shall be entitled to a payment of the Earnout Purchase Price from Buyer as set forth below:

                  (a) For the purposes of this Agreement, "Earnout Purchase Price" shall mean the amount equal to Thirty Percent (30%) of the aggregate Earnout License Fee Revenues (as defined below in this Section) in excess of Fourteen Million Four Hundred Thousand Dollars ($14,400,000) during the Earnout Period; provided, however that the aggregate Earnout Purchase Price shall not exceed Five Million Two Hundred Eighty Thousand Dollars ($5,280,000). Except as set forth below, the term "Earnout License Fee Revenues" shall mean any and all license revenues, to the extent such revenue has been recognized by Buyer, resulting from any license or sublicense by Buyer and any of its Affiliates to any third party of any E5 Product or any Exeter-Oracle Product for which Buyer or any of its Affiliates charges a separate license fee. Notwithstanding the foregoing, (i) the term "Earnout License Fee Revenues" shall be decreased by any amount paid by Buyer and its Affiliates for the right to license third party software included in the E5 Product Suite or the Exeter Student Suite for Oracle Product and (ii) where any E5 Product or the Exeter-Oracle Product is packaged together with Buyer's other products (together, the "Aggregate Products") and sold at a discount to Buyer's customary fees in effect at such time, the discount on that portion of the revenues attributable to the E5 Product Suite or the Exeter Student Suite for Oracle Product for purposes of calculating Earnout License Fee Revenues shall not exceed a pro-rata discount based on the discount on the Aggregate Products. Notwithstanding anything contained herein to the contrary, Earnout License Fee Revenues shall not include any revenue derived from consulting services, modification services, installation or implementation services, maintenance services, or other support services.

                  (b) The Earnout License Fee Revenues shall be measured at the end of each calendar year period in the Earnout Period (each such calendar year period, a "Measurement Period"). At the end of each Measurement Period, to the extent that Buyer has cumulative aggregate Earnout License Fee Revenues during the just ended and all previous Measurement Periods in excess of the applicable Annual Earnout Threshold for such just ended Measurement Period, other than the first Measurement Period, and the Cumulative Threshold Differential for such just ended Measurement Period is greater than the Cumulative Threshold Differential for the last preceding Measurement Period for which there was an Annual Earnout Amount greater than zero (the "Last Applicable Measurement Period"), Seller shall be entitled to a payment of a portion of the Earnout Purchase Price (each a "Partial Payment" and collectively the "Partial Payments") in the amount calculated as follows: thirty percent (30%) of the amount by which the Cumulative Threshold Differential at the end of such just ended Measurement Period exceeds the Cumulative Threshold Differential at the end of the Last Applicable Measurement Period (the "Annual Earnout Amount"), multiplied by eighty percent (80%);

provided that the remaining twenty percent (20%) of the Annual Earnout Amount earned by Seller during the just ended Measurement Period shall be paid to Seller (x) at the end of the next Measurement Period in which the aggregate Earnout License Fee Revenue during all previous Measurement Periods exceeds the applicable Annual Earnout Threshold for such Measurement Period, if any or (y) as to the final Measurement Period, together with the final Partial Payment in accordance with this Section 3.6. For purposes of the foregoing, "Cumulative Threshold Differential" shall mean the amount by which the aggregate Earnout License Fee Revenues for which Buyer has received cash during all previous Measurement Periods exceeds the Annual Earnout Threshold. In the event that (i) the aggregate Earnout License Fee Revenues received by Buyer in cash during the Earnout Period plus (ii) the cash payments received by Buyer in the Post Earnout Period on account of accounts receivable relating to Earnout License Fee Revenues created during the Earnout Period but collected by Buyer during the Post Earnout Period (the "Post Earnout Accounts Receivable") plus (iii) the Extended Payments (as defined below) are greater than Fourteen Million Four Hundred Thousand Dollars ($14,400,000) then, at the expiration of the Post Earnout Period, Buyer shall pay Seller, as a portion of the Earnout Purchase Price, a payment equal to thirty percent (30%) of all Post Earnout Accounts Receivable. Notwithstanding the foregoing, the sum of all of the payments made pursuant to this Section 3.6(b) shall not exceed Five Million Two Hundred Eighty Thousand Dollars ($5,280,000). If upon the expiration of the Post Earnout Period, the sum of all the Partial Payments and the payment for the Post Earnout Accounts Receivable received by Seller pursuant to this Section 3.6(b) is greater than the Earnout Purchase Price as calculated pursuant to Section 3.6(a), Seller shall pay, in accordance with the provisions set forth below, to Buyer by wire transfer in immediately available federal funds the difference between (x) the Earnout Purchase Price and (y) the sum of all the Partial Payments, and the payment relating to the Post Earnout Accounts Receivable (the "Overpayment Amount"). Seller shall pay Buyer the Overpayment Amount within thirty (30) days after Seller receives the Earnout Statement for the Post Earnout Period unless Seller provides an Earnout Objection pursuant to Section 3.6(d), in which case, such Overpayment Amount shall be paid within ten (10) days after either (i) such Earnout Statement, as modified, if applicable, becomes final, binding and conclusive, in accordance with Section 3.6(d), (ii) Seller and Buyer agree on an Overpayment Amount, or (iii) the matter is resolved in accordance with Section 3.3(d). If Buyer has agreed with a customer to vary Buyer's customary and standard payment terms with respect to payments due to Buyer from such customer that would otherwise have been Earnout License Fee Revenues (the "Extended Payments"), then all such amounts shall be deemed Earnout License Fee Revenues for the Measurement Period in which such amounts were contracted for the purposes of determining if the Annual Earnout Threshold was met; provided however, such amounts shall be deemed Earnout License Fee Revenues for purposes of calculating the Partial Payment only to the extent cash has been received by Buyer. Notwithstanding the foregoing, if the Buyer extends the payment terms for such customer beyond the Earnout Period, notwithstanding that Buyer has not received cash or recognized the revenue prior to the termination of the Earnout Period, such amounts owed to Buyer beyond such Earnout Period shall be treated as Earnout License Fee Revenues for purposes of calculating the Partial Payment due to Seller during the final Measurement Period.

                  (c) Within forty-five (45) days after the end of each Measurement Period and at the expiration of the Post Earnout Period, Buyer shall deliver (x) an Earnout Statement, (y) a check (or simultaneous wire transfer) payable to Seller in the amount of the Partial Payment, or in the case of the Post Earnout Period, the payment relating to the Post Earnout Accounts Receivable, as calculated in the Earnout Statement and (z) a certificate signed by an executive officer of Buyer to the effect that the Earnout Statement is true and correct in all material respects. The term "Earnout Statement" means a written statement which shall include (i) the calculation of the Partial Payment, if any, to which Seller is entitled for the immediately preceding Measurement Period or the payment relating to the Post Earnout Accounts Receivable, if any, as the case may be, (ii) the Earnout License Fee Revenues with respect to such Measurement Period or the list of the Post Earnout Accounts Receivable, as the case may be, and (iii) names of the licensees to which applicable Software products were licensed. With respect to the Post Earnout Period, the Earnout Statement shall also include a calculation of the Earnout Purchase Price and the Overpayment Amount.

                  (d) Within thirty (30) days after receipt of any Earnout Statement, Seller shall communicate in writing to Buyer any objection or disagreement that it may have to such Earnout Statement which communication shall state with reasonable specificity the basis for such objection or disagreement (an "Earnout Objection"). Buyer shall have fifteen (15) days from receipt of an Earnout Objection to respond in writing to such Earnout Objection. If, after ten (10) days following such fifteen (15) day period, Buyer and Seller have not resolved the matter in dispute, such matter shall be resolved in accordance with Section 3.3(d). If Seller shall fail to give an Earnout Objection to Buyer within the thirty (30) day time period, then Seller shall have no further right to challenge such Earnout Statement and such Earnout Statement shall be final, binding and conclusive. If Buyer fails to respond in writing to the Earnout Objection within the period required, then Buyer shall have no further right to challenge such Earnout Objection and such Earnout Statement as modified by the Earnout Objection shall be final, binding and conclusive. Within five (5) days from the date on which either (i) the Earnout Statement, as modified if applicable, becomes final, binding and conclusive,
(ii) Seller and Buyer agree on an adjusted Earnout Statement, or (iii) the matter is resolved in accordance with Section 3.3(d), Buyer shall pay to Seller by wire transfer in immediately available federal funds, the amount by which the Partial Payment, as paid to Seller upon the initial delivery by Buyer of the Earnout Statement in accordance with Section 3.6(c), differs from the Partial Payment, as calculated in the Earnout Statement as finalized in accordance with this Section 3.6(d).

         3.7. Banner Commission Fees. In addition to the Purchase Price, Seller shall be entitled to a commission of ten percent (10%) of the gross software license fees (excluding any third-party gross software related fees) (the "License Commission Fees") and five percent (5%) of all related services fees including, without limitation, consulting, installation, implementation, and user and technical training services, but excluding maintenance fees (the "Service Commission Fees," together with License Commission Fees, the "Banner Commission Fees") contracted for within thirty (30) days from the effective date of the license agreement giving rise to such Banner Commission Fees (each a "Banner Commission License Agreement") for any product within Buyer's Banner suite of (i) Alumni, (ii) Student, (iii) Finance, (iv) Financial Aid and (v) Human Resources software products (collectively, the "Banner Product Suite"), that is licensed within nine (9) months after the Initial Closing Date to any of higher education entities listed on Schedule 3.7 (the "SMS Referral Customers"). Buyer shall pay Seller the License Commission Fees within ten (10) days of execution of each Banner Commissions License Agreement and Buyer shall pay Seller the Service Commission Fees on a quarterly basis within sixty (60) days after the end of each quarter in which the services are performed. Any payment by Buyer of Banner Commission Fees shall be by wire transfer in immediately available federal funds to the account designated by Seller with two (2) business days prior to the payment date. Within thirty (30) days after receipt of any of the Banner Commission Fees, Seller shall communicate in writing to Buyer any objection or disagreement that it may have to such Banner Commission Fees paid for such quarter. If, after ten (10) days following the date of the notice, Buyer and Seller have not resolved the matter in dispute, such matter shall be resolved in accordance with Section 3.3(d).

         3.8. Allocation of Purchase Price.

                  (a) Within sixty (60) days after the Final Initial Closing Date Net Worth Amount is finally determined pursuant to Section 3.3, Buyer shall provide Seller with a schedule containing an allocation, subject to adjustment pursuant to the penultimate sentence of this Section 3.8(a) and Section 3.8(b), of each of (i) the sum of the Initial Purchase Price, as adjusted pursuant to
Section 3.2 and Section 3.3, and the Assumed Liabilities among the Purchased Assets and the Sub Shares, and (ii) such portion thereof as Buyer has allocated to the Purchased Assets among the Purchased Assets. Such allocation schedule shall be deemed to be accepted by Seller, and shall be final and binding on Seller and Buyer, unless Seller provides written notice to Buyer of any reasonable objections thereto within five (5) business days after receipt of such allocation schedule. If Seller timely provides such written notice, Seller and Buyer shall negotiate in good faith to resolve Seller's objections and to agree on a mutually acceptable allocation schedule. If Seller and Buyer are able to agree on a mutually acceptable allocation schedule within (10) days after Buyer's receipt of Seller's written notice of objection, then such allocation schedule shall be final and binding on Seller and Buyer. If Seller and Buyer are unable to agree to a mutually acceptable allocation schedule within such period, then they shall engage the Independent Accountant to determine the allocation schedule. The fees and expenses of the Independent Accountant relating to such determination shall be borne and paid 50%/50% by each of Seller and Buyer. The Independent Accountant's determination of an allocation schedule shall be final and binding on Seller and Buyer. Any Earnout Purchase Price determined pursuant to Section 3.6 shall be allocated among the Purchased Assets and the Sub Shares in the same proportion as provided in the allocation schedule that is final and binding on Seller and Buyer pursuant to this Section 3.8(a), and any amount so allocated to the Purchased Assets shall be allocated among the Purchased Assets in accordance with procedures similar to those described above relating to the allocation of the Initial Purchase Price, as adjusted pursuant to Section 3.2 and Section 3.3, and the Assumed Liabilities.

                  (b) Within forty-five (45) days after the Final Subsequent Closing Date Net Worth Amount is finally determined pursuant to Section 3.5, Buyer shall provide Seller with a schedule containing an allocation, determined in Buyer's sole and reasonable discretion, of (i) the Subsequent Purchase Price among the Purchased Assets and the Sub Shares and (ii) such portion of the Subsequent Purchase Price as Buyer has allocated to the Purchased Assets, if any, among the Purchased Assets. Such allocation shall be final and binding on the parties.

                  (c) The allocations provided for in this Section 3.8 shall be prepared in accordance with Section 1060 of the Code, and each party shall report the Tax consequences of the purchase and sale contemplated hereby (including the filing of Internal Revenue Service Form 8594 in respect of the Purchased Assets) in a manner consistent with such allocations. Buyer and Seller agree to file their Tax Returns and IRS Form 8594 consistent with such allocations. If any such Tax Return filed by Buyer, Seller, EEMS or SM-India is challenged by a Tax authority the filing party shall assert in good faith the validity and correctness of such allocation and such party shall not agree to any adjustment to such allocations without obtaining the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed). If any such Tax Return is challenged as herein described, the party filing such Tax Return shall keep the other party apprised of its decisions and the current status and progress of all administrative and judicial proceedings, if any, that are undertaken at the election of such party with respect thereto.

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

         As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller, EEMS and SM-India, jointly and severally represent and warrant to Buyer as follows:

         4.1. Organization and Capitalization.

                  (a) Seller is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation, has full corporate power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it. Attached hereto as Schedule 4.1(a) is a list of each and every jurisdiction in which Seller is qualified to transact the Business as a foreign corporation. Seller is and has been at all times it was required to be, duly qualified to transact business as a foreign corporation, and is and has been at all times in good standing, in each and every jurisdiction where the ownership or leasing of its properties and assets and the operation of the Business requires such qualification except where failure to do so does not have a Business Material Adverse Effect. True and complete copies of Seller's charter and bylaws have been delivered to Buyer prior to the date of this Agreement.

                  (b) EEMS is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation, has full corporate power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it. Attached hereto as Schedule 4.1(b) is a list of each and every jurisdiction in which EEMS is qualified to transact business as a foreign corporation. EEMS is and has been at all times it was required to be, duly qualified to transact business as a foreign corporation, and is and has been at all times in good standing, in each and every jurisdiction where the ownership or leasing of its properties and assets and the operation of the Business requires such qualification except where failure to do so does not have a Business Material Adverse Effect. True and complete copies of EEMS' charter and bylaws have been delivered to Buyer prior to the date of this Agreement.

                  (c) SM-India is a corporation duly organized, validly existing, and in good standing under the Laws of India, has full corporate power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it. True and complete copies of SM-India's Memorandum of Association has been delivered to Buyer prior to the date of this Agreement.

                  (d) The authorized capital stock of EEMS consists of 200,000 shares of common stock, of which 535 shares have been validly issued and are outstanding as fully paid and non-assessable, all of which are beneficially owned by and registered in the name of Seller. The rights, privileges, restrictions and conditions of such common stock are set forth in the Certificate of Incorporation or other similar documents of EEMS attached hereto as Schedule 4.1(d). There are no outstanding options, warrants, convertible or exchangeable securities or other rights to (i) purchase shares of capital stock of EEMS, or (ii) require EEMS to allot or issue any of its capital stock.

                  (e) The authorized capital stock of SM-India consists of 4,000,000 shares of common stock, of which 3,722,100 shares have been validly issued and are outstanding as fully paid and non-assessable, one of which is beneficially owned by and registered in the name of Seller and 3,722,099 of which are beneficially owned by and registered in the name of EEMS. The rights, privileges, restrictions and conditions of such common stock are set forth in the Memorandum of Association or other similar documents of SM-India attached hereto as Schedule 4.1(e). There are no outstanding options, warrants, convertible or exchangeable securities or other rights to (i) purchase shares of capital stock of SM-India, or (ii) require SM-India to allot or issue any of its capital stock.

                  (f) There is no Contract, option, or any other right of another binding upon or which at any time in the future may become binding upon Seller to sell, transfer, assign, pledge, charge, mortgage or any other way to dispose of or encumber any of the Sub Shares other than pursuant to the provisions of this Agreement.

                  (g) Seller has good and valid title to the Sub Shares owned by it, and EEMS has good and valid title to the Sub Shares owned by it, free and clear of all Liens. Upon delivery of the Sub Shares to Buyer pursuant to this Agreement, good and valid title to the Sub Shares, free and clear of all Liens will pass to Buyer.

         4.2. Corporate Power and Authority; Legal Capacity; Enforceability. Each of the Companies has the requisite power and authority to execute, deliver and perform this Agreement and each of the documents, agreements and instruments to be executed, delivered and performed by it in connection with this Agreement (collectively the "Collateral Documents"), and Seller has all requisite power and authority to transfer the Purchased Assets and the Sub Shares to Buyer. The execution, delivery and performance of this Agreement and each of the Collateral Documents to which any of the Companies is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action (corporate or otherwise) on the part of the Companies, including, without limitation, the approval thereof by the shareholders of Seller, if required, the shareholders of EEMS and the shareholders of SM-India and requires no further authorization or consent by any of the Companies. This Agreement and the Collateral Documents to be executed and delivered by each of the Companies have been duly and validly executed and delivered by each of the Companies and constitute the legal, valid and binding obligation of each of the Companies, enforceable against each of them in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting the enforcement of creditors' rights generally.

         4.3. Non-contravention. The execution, delivery and performance of this Agreement and each of the Collateral Documents to which any of the Companies is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate, breach or contravene any of the terms, conditions or provisions of the charter or bylaws of any of the Companies; or
(b) except as set forth on Schedule 4.3 attached hereto, (i) conflict with, constitute a Default under or otherwise impair the good standing, validity or effectiveness of any Contract by which any of the Companies, or their property, is bound, (ii) subject any of the Assets or any of the Sub Shares to any Contract, other than this Agreement, to which any of the Companies is a party, or by which any of the Companies or any of the Assets or Sub Shares are bound,
(iii) violate any provision of Law, Permit or License applicable to any of the Companies, or any of the Assets, (iv) require any Required Consent to be obtained by any of the Companies, (v) result in the creation or imposition of any Lien, other than Permitted Liens, upon any of the Companies, any of the Assets, the Sub Shares or the Business, or (vi) otherwise adversely affect the good standing, validity or effectiveness of any Contract to which any of the Companies is a party, or which is applicable to the Business or any of the Assets. There are no restrictions of any kind which could affect any of the Companies' ability to enter into this Agreement or any of the Collateral Documents to which any of them is a party, to perform its obligations thereunder, or to consummate the transactions contemplated hereby or thereby.

         4.4. Title; Properties.

                  (a) Seller has good and marketable title to the Purchased Assets, including, without limitation, all Intellectual Property free and clear of all Liens and no other Person has or will have on the Initial Closing Date any interest whatsoever in any of the Purchased Assets. The Purchased Assets are in good working order and fit for their intended use. There are no loans, leases or other financing to which such Purchased Assets are or will be subject on the Initial Closing Date.

                  (b) Schedule 4.4(b) is a complete and accurate list of all of the Sub Assets. Except as set forth in Schedule 4.4(b), each of EEMS and SM-India is the sole and exclusive owner of, and has good and marketable title to, its respective Sub Assets; and no other Person has or will have on the Initial Closing Date or the Subsequent Closing Date any interest whatsoever in any of the Sub Assets. The Sub Assets are in good working order and fit for their intended use. There are no loans, leases or other financing to which such Sub Assets are or will be subject on the Initial Closing Date or the Subsequent Closing Date.

                  (c) None of the Companies own any real property or interest therein and the Purchased Assets do not include any real property.

                  (d) Schedule 4.4(d) hereto is a true, complete, correct and current list, by address, owner and usage, of all real property agreements (including all amendments and supplements thereto) pursuant to which Seller, EEMS or SM-India (as the case may be) leases, subleases or otherwise occupies any real property (each a "Real Property Lease" and collectively the "Real Property Leases"), copies of which have been furnished to Buyer.

Pursuant to the Real Property Leases, Seller, EEMS or SM-India (as the case may be) has validly existing and enforceable leasehold, sublease hold or occupancy interests in the real property leased thereunder, in each case free and clear of all Liens and free from Defaults (i) by Seller, EEMS or SM-India and (ii) to Seller's Knowledge, by the other party or parties to such Real Property Leases. Except for the Real Property Leases, if any, described in Schedule 4.4(d), the consummation of the transactions contemplated by this Agreement will not require any consent or approval of any landlord or sublandlord under any such Real Property Lease, result in any increase in rent or penalty to the party which is a tenant or subtenant thereunder or result in the early termination of any Real Property Lease. None of the Companies has transferred, assigned, hypothecated, pledged or encumbered any of its rights or interest under any Real Property Lease. None of the Companies has received any notice from any landlord or sublandlord or any other party of any Default under, or the termination of, any Real Property Lease.

                  (e) The real property leased to Seller, EEMS or SM-India, as the case may be, pursuant to the Real Property Leases, if any, constitutes all real property used or occupied by Seller, EEMS or SM-India in connection with the Business (the "Real Property"). To Seller's Knowledge, except as set forth on Schedule 4.4(e): (i) no portion thereof is subject to any pending condemnation proceeding or proceeding by any Governmental Entity and there is no threatened condemnation or proceeding with respect thereto; (ii) the physical condition of such Real Property is sufficient to permit the continued conduct of the Business as presently conducted, subject to the provision of usual and customary maintenance and repair performed in the ordinary course; (iii) there are no Contracts, written or oral, to which Seller, EEMS or SM-India is a party, granting to any party or parties the right of use or occupancy of any portion of the Real Property; (iv) there are no parties (other than Seller, EEMS or SM-India, as the case may be) in possession of any such Real Property and (v) no notice of any increase in the assessed valuation of any such Real Property and no notice of any contemplated special assessment has been received by the Companies, and to Seller's Knowledge, there is no threatened increase in assessed valuation or threatened special assessment pertaining to any of the Real Property.

                  (f) As may be required by Law, to Seller's Knowledge, each of Seller, EEMS and SM-India has all permits and certificates of occupancy necessary to the use and possession of the Real Property as such is currently being used and possessed, and no such permits or certificates will be required, as a result of the consummation of the transactions contemplated by this Agreement, to be issued, modified or supplemented after the Initial Closing or the Subsequent Closing Date in order to permit Buyer or the Companies (as the case may be) following the consummation of the transactions contemplated by this Agreement to lease or operate the Real Property as such is currently being leased and used.

         4.5. Third Party Options. There are no Contracts or rights of any kind with, to, of or in any third party to acquire any of the Assets, any portion of the Business or any shares of capital stock of EEMS or SM-India.

         4.6. Financial Statements. Set forth on Schedule 4.6(a) hereto are true and correct copies of the following financial statements relating to the Business (collectively, the "Financial Statements"): (i) consolidated balance sheet of the SMS Division, EEMS and SM-India as of the Financial Statement Date; and (ii) consolidated statement of operations of the SMS Division, EEMS and SM-India as of the Financial Statement Date and for the prior year then ended. The Financial Statements are true and correct and have been prepared in accordance with the applicable Books and Records of Seller (which Books and Records are true and complete) and have been prepared in accordance with GAAP, consistently applied during the relevant periods except that no corresponding notes to the Financial Statements have been prepared. The Financial Statements present fairly the financial condition and the results of operations of the Business, as at and for the respective periods ended on such dates. None of the Companies Knows or has any reason to Know of any liability or any basis for the assertion against any of the Companies of any liability required to be reflected or reserved against in the Financial Statements according to GAAP, and not so reflected or reserved.

         4.7. Absence of Undisclosed Liabilities. Except as set forth on
Schedule 4.7, on the Initial Closing Date or the Subsequent Closing Date, as the case may be, none of the Companies or the Business will have any Liabilities relating to the Assets, the Employees, the Sub Shares or the Business (except for (i) those Liabilities set forth in the Financial Statements and (ii) those Liabilities which arose after the Financial Statement Date and were incurred in the ordinary course of business, consistent with past practices and in compliance with the covenants and agreements of Seller herein contained and are set forth on the Initial Closing Date Balance Sheet or the Subsequent Closing Date Balance Sheet, as the case may be). None of the Companies Knows or has reasonable grounds to Know of any basis for the assertion against any of the Companies, or against the Assets, of any Liability, other than those set forth in the foregoing clauses (i) and (ii).

         4.8. Litigation; Compliance with Law, Permits and Licenses.

                  (a) Each of the Companies has complied with each, and is not in violation of any Law or Court Order to which such Company is subject and has not failed to obtain, or to adhere to the requirements of, any License, Permit or authorization necessary to the ownership of the Assets, the employment of the Employees or the operation of the Business. Without limiting the generality of the foregoing, none of the Companies has made any offer, payment, promise to pay or authorization for the payment of money or an offer, gift, promise to give, or authorization for the giving of anything of value to any Person in violation of the Foreign Corrupt Practices Act of 1977.

                  (b) No Litigation is pending or, to the Knowledge of any of the Companies, threatened against any of the Companies in respect of the Assets, the Employees, the Sub Shares or the transactions contemplated by this Agreement, and none of the Companies has Knowledge of any basis for any such Litigation. None of the Companies is a party to or subject to the provisions of any Court Order which provides limitations or instructions upon the ability to operate the Business.

                  (c) The Companies have obtained all Permits and Licenses for the operation of the Business, or as needed in connection with the Assets, the Employees or the Business. Schedule 4.8 contains a true and correct description of all Licenses and Permits issued in favor of each of the Companies relating to the Purchased Assets, the Employees or the Business, all of which are in full force and effect, and each Company currently operates in compliance with the terms of each of the foregoing. Buyer will not be required, prior to or following the Initial Closing or the Subsequent Closing, as the case may be, to file, apply for or obtain any Permit or License in order to purchase the Purchased Assets or the Sub Shares, employ the Employees or operate the Business pursuant to this Agreement.

         4.9. Environmental Protection.

                  (a) Each of the Companies is in compliance with all Environmental Laws and has no Knowledge of any facts or circumstances, and none of the Companies has received any Claim from any Governmental Entity, citizens group, Employee or other Person, indicating that it is not in compliance with any Environmental Law or the terms or conditions of any Permit relating to Materials of Environmental Concern or Environmental Laws. All Permits relating to Materials of Environmental Concern or Environmental Laws currently held by Seller are identified on Schedule 4.9 attached hereto.

                  (b) There has not been to the Companies' Knowledge, and none of the Companies has received, any Claim from any Governmental Entity, citizens group, Employee or other Person that there has been any past or present actions, activities, circumstances, conditions, events or incidents, involving the release, spill, leak, emission, injection, escape, dumping, discharge or disposal of any Materials of Environmental Concern, that form or could form the basis of any Claim against any of the Companies, the Assets, or any Person whose liability for any such Claim has or may have retained or assumed either contractually or by operation of Law (an "Environmental Claim").

                  (c) There is no asbestos or urea formaldehyde foam insulation contained in or forming part of any building, building component, structure or office space located on or in the Real Property. No polychlorinated byphenyls
(PCBs) are present, in use or stored at the Real Property and no hydraulic fluid containing PCBs has been utilized at the Real Property.

         4.10. Insurance. All of the Assets owned or leased by any of the Companies are insured against fire and casualty under the policies and in the amounts and types of coverage set forth in Schedule 4.10 attached hereto, and each of the Companies are insured under liability insurance policies in the amounts set forth in Schedule 4.10 attached hereto (the "Current Policies"). The Current Policies are in force and the premiums thereon paid. All such insurance policies are valid, binding and enforceable in accordance with their terms against the respective insurers, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditor's rights generally. To the Knowledge of any of the Companies, no insurer of any of the Companies is the subject of pending or threatened insolvency proceedings. Each of the Companies has notified each of their respective insurance carriers of all Known Litigation, Known Claims, and Known facts and circumstances which could reasonably give rise to a Claim. None of the Companies has received any notice from its respective insurance carrier disclaiming coverage or defending a reservation of rights clause as to any of such notifications.

         4.11. Intellectual Property.

                  (a) The Companies own, and will own and lawfully use as of the Initial Closing, and in respect of the Subs, the Subsequent Closing, all Intellectual Property necessary or appropriate for the operation of the Business or ownership or use of the Assets, free and clear of all Liens, all of which Intellectual Property is set forth on Schedule 4.11(a) hereto (the "Business Intellectual Property"). All of the Business Intellectual Property, including the Software listed on
Schedule 2.1(h), functions in all material respects in accordance with the currently published documentation and specifications therefor. Each of the Companies has adequately protected the status of the Business Intellectual Property as the Intellectual Property of Seller, EEMS or SM-India, as the case may be. Except as set forth on Schedule 4.11(a), all of such Software is available in "general release" form (as opposed to only "alpha," "beta" or "early release" forms). With respect to any applications to register or registrations of the Business Intellectual Property owned by each of the Companies, Schedule 4.11(a) also sets forth, as to each such item of the Business Intellectual Property, the (i) relevant application of registration number, (ii) relevant filing, registration, issue or application date, (iii) record owner, (iv) jurisdiction, (v) title or description and (vi) remaining life thereof. In addition, Schedule 4.11(a) identifies whether each item of the Business Intellectual Property is owned by each of the Companies or is possessed and used by each of the Companies under any license, Contract, agreement or other commitment, and if under any such commitment, the identity of the parties thereto, the term thereof and all amounts payable thereunder together with the payment terms therefor, and all such licenses, Contracts, agreements or other commitments are renewable by their terms in the ordinary course of business.

                  (b) Each item of the Business Intellectual Property owned by Seller, EEMS or SM-India constitutes a valid and enforceable right of Seller, EEMS or SM-India, as the case may be, and does not infringe or conflict with the rights of any Person. Except as otherwise provided in Schedule 4.11(b), none of the Companies has or will have an obligation to compensate, or to obtain the consent of, any third party for the use of any item of the Business Intellectual Property. There is neither pending nor, to the Knowledge of any of the Companies, threatened, except as disclosed on Schedule 4.11(b), any Claim, grievance or Litigation against any of the Companies or their respective licensors contesting the validity of, or any of the Companies' right to use, any of the Business Intellectual Property. Except as otherwise provided on Schedule 4.11(b), none of the Companies has granted a license or other right to use, in any manner, any item of the Business Intellectual Property (including, but not limited to, source code for any of the Software listed on Schedule 2.1(h)), whether or not requiring the payment of royalties, and no third party has any right to use any of the Business Intellectual Property.

                  (c) None of the Companies has received any written notice that any third party is (i) infringing all or any portion of the Business Intellectual Property, or (ii) using all or any portion of the Business Intellectual Property in derogation of any rights to be granted to Buyer under this Agreement.

                  (d) There is no interference action or other Litigation pending or, to the Knowledge of any of the Companies, threatened before any Governmental Entity (including, without limitation, the United States Patent and Trademark Office or corresponding Governmental Entities in foreign jurisdictions) in regard to any of the Business Intellectual Property.

                  (e) The modification, use, promotion, distribution and/or sale of the Business Intellectual Property has not infringed and does not infringe any Intellectual Property right of any Person. None of the Companies has received notice of infringement upon, misappropriation of or conflict with any asserted right of any Person, and to the Knowledge of each of the Companies, there is no basis for any such notice.

                  (f) The inception, development and reduction to practice of the Business Intellectual Property have not constituted or involved, and do not constitute or involve, the misappropriation of trade secrets, other Intellectual Property or other rights of any other Person (including, without limitation, any Governmental Entity).

                  (g) The Software listed on Schedule 2.1(h) is capable of accurately processing, calculating, manipulating, storing and exchanging date/time data from, into, and between the twentieth and twenty-first centuries, including, without limitation, the years 1999 and 2000 and any leap year calculations, provided that all other information technology used in combination with such Software properly exchanges date/time data with such Software.

         4.12. Labor and Employee Matters.

                  (a) Schedule 4.12(a) lists each of the Employees and his/her
(i) base salary and (ii) bonus arrangements, if any, each for fiscal year 2000 and as of the date hereof, and the date on which the most recent salary increase went into effect for each of the Employees and the amount of each such increase. EEMS does not have any employees or independent contractors. There are no agreements, Contracts or collective bargaining agreements covering or applicable to any of the Employees, except as set forth on Schedule 4.12(a). There are no pension plans or profit sharing plans, commission agreements, bonus, stock options, other plans, agreements or arrangements providing for any of Employees to receive any remuneration or other benefit, except as set forth on Schedule 4.12(a). There is not pending or, to the Knowledge of any of the Companies, threatened any labor dispute or work stoppage involving any employee or independent contractor of, or labor dispute or work stoppage involving any employee or independent contractor of, or affecting, the Companies or the Business, or any obligation to continue the employment or engagement of any of the Employees, except as set forth on Schedule 4.12(a). Except as disclosed on
Schedule 4.12(a), Seller has not agreed to increase the compensation level of any of the Employees or has any understanding respecting such an increase. There are no workers' compensation penalties or assessments pending. There are no pending or threatened Claims during the last three (3) years of past or present employees of SM-India for compensation for any injury, disability or illness arising out of their employment by SM-India (b) any accident that occurred within the past three (3) years in which any employee of SM-India was injured. SM-India has been in complete compliance with the contractual obligations in relation to independent contracts and the provisions of applicable Indian laws including the Contract Labor (Regulation and Abolition) Act.

                  (b) Schedule 4.12(b) contains a list of the names of each current independent contractor retained by Seller who performs services primarily for the SMS Division or retained by either of EEMS or SM-India ("Independent Contractors") and the rate of compensation paid to each such Independent Contractor as of such date. Schedule 4.12(b) specifies the site at which each such Independent Contractor performs services for the Companies. There has been no determination by any Governmental Entity, or by any tribunal or commission that any Independent Contractor constitutes an employee of Seller, EEMS or SM-India. There has been no investigation or Claim made by or threatened by any Person or Governmental Entity that any Independent Contractor constitutes an employee of Seller, EEMS or SM-India.

         4.13. Employee Benefits. Schedule 4.13 lists all plans, policies, arrangements or understandings to which any of the Companies is a party which provide any Employee (or any dependent or beneficiary of any such Employee) with
(i) retirement benefits or deferred compensation; (ii) vacation, sick leave or severance benefits; (iii) incentive, performance, stock, share appreciation or bonus awards; (iv) health care benefits; (v) disability income; (vi) life insurance or survivor's benefits; or (vii) any other type of employee benefit offered under any arrangement, whether or not subject to characterization as an "employee benefit plan" within the meaning of Section 3(3) of ERISA ("Plans"). None of the Assets are subject to any lien under Section 401(a)(29) or 412(n) of the Code, Section 302(f) or 4068 of ERISA or arising out of any action filed under Section 4301(b) of ERISA. None of the Companies and no Affiliated Company (as defined below) has incurred any Liability which could subject Buyer or any Asset to Liability under Sections 4062, 4063, 4064 or 4069 or under any provisions of Title IV of ERISA. For purposes of this Section 4.13 only, "Affiliated Company" means (x) a member of any "controlled group" (as defined in Section 414(b) of the Code) of which any of the Companies is a member, (y) a trade or business, whether or not incorporated, under common control (within the meaning of Section 414(c) of the Code) with any of the Companies, or a member of any affiliated service group (within the meaning of Section 414(m) of the Code) of which any of the Companies is a member. The Companies and any Affiliated Company do not sponsor or contribute to, and have not in the past sponsored or contributed to, and have no Liabilities with respect to, any defined benefit plan subject to Title IV of ERISA or any "multi-employer plan" (as defined in Section 3(37) of ERISA). Seller has delivered to Buyer a complete copy of the Summary Plan Descriptions of its Plans, including any related trust agreement, and all amendments to its Plans or such trust agreement, and such summaries are true and correct and adequately summarize such Plans. SM-India and EEMS have delivered to Buyer a complete copy of their Plans, including any related trust agreement, and all amendments to such Plans or such trust agreement.

         4.14. Contracts, Leases, Etc. Except as listed and described on
Schedule 4.14 attached hereto, none of the Companies is a party to any Contract of the type described below which relates to the Business, the Assets, EEMS, SM-India or the Employees:

                  (a) agreement or commitment with any current or former shareholder, director, or officer, or any of their Affiliates;

                  (b) agreement, commitment or arrangement with any labor union or other representative of the Employees;

                  (c) written employment agreement or severance agreement with any Employee;

                  (d) agreement or commitment for the performance of services or the supply of products by a third party which involves in any one case in any calendar year Fifty Thousand Dollars ($50,000) and is not cancelable on thirty
(30) days notice or less without penalty. Schedule 4.14 also contains a list of the twenty (20) largest (in terms of dollar amount) active customer Contracts as of October 31, 2001;

                  (e) agreement or commitment to sell or supply products or to perform services which obligates the SMS Division, EEMS or SM-India to sell products or perform services which involves in any one case in any calendar year Fifty Thousand Dollars ($50,000) which is not cancelable on thirty (30) days notice or less without penalty;

                  (f) outstanding proposal to sell or supply products or to perform services which, upon acceptance of such proposal, would obligate the SMS Division, EEMS or SM-India to sell products or perform services which involves in any one case in any calendar year Fifty Thousand Dollars ($50,000) which is not cancelable by the SMS Division, EEMS or SM-India on thirty (30) days notice or less without penalty;

                  (g) distribution agreement where Seller (on behalf of the SMS Division), EEMS or SM-India is acting as supplier or distributor or any agency agreement where Seller (on behalf of the SMS Division), EEMS or SM-India is acting as principal or agent;

                  (h) lease under which Seller (on behalf of the SMS division), EEMS or SM-India is either lessor or lessee of personal property requiring annual lease payments (including rent and any other charges) in excess of Fifty Thousand Dollars ($50,000), in any calendar year, and any lease under which Seller (on behalf of the SMS Division), EEMS or SM-India is the lessor of real property;

                  (i) evidence of Indebtedness, including capital leases or providing for any Lien on any of the Assets;

                  (j) agreement, Contract or commitment for any charitable or political contribution;

                  (k) agreement, Contract or commitment for any capital expenditure in excess of Fifty Thousand Dollars ($50,000);

                  (l) agreement, Contract or commitment limiting or restraining it from engaging or competing in any lines of business with any Persons;

                  (m) license, franchise, distributorship, joint venture, royalty or other similar agreement, including, without limitation, those which relate in whole or in part to any Asset, any patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the SMS Division, EEMS or SM-India in the operation of the Business;

                  (n) agreement with any Governmental Entity;

                  (o) power of attorney granted by Seller with respect to the SMS Division, by EEMS or by SM-India in favor of any Person;

                  (p) other agreement requiring payments or other consideration by or from any of the Companies in excess of Fifty Thousand Dollars ($50,000) during the remainder of its term;

                  (q) agreement or Contract which involves an obligation to indemnify, defend or hold harmless any other Person; or

                  (r) other material agreement, Contract or commitment not made in the ordinary course of business.

         4.15. Other Transactions. Since the Financial Statement Date, each of the Companies has not (a) operated the Business except in the ordinary course consistent with past practice, (b) incurred any Liabilities, (c) mortgaged, pledged or subjected to Liens, or suffered to exist any Lien on, any Asset, tangible or intangible, (d) discharged or satisfied any Liens, or paid any Liabilities, or (e) sold or transferred any of its Assets or canceled any Indebtedness or other Liabilities of any other Person, or waived any Claims or rights of substantial value against any other Person, except, in each case, in the ordinary course of business consistent with past practice.

         4.16. No Changes. Since the Financial Statement Date, except as set forth on Schedule 4.16, there has not been:

                  (a) any Business Material Adverse Change;

                  (b) any damage, destruction or Loss (whether or not covered by insurance) or any condemnation by any Governmental Entity which has had or may have a Business Material Adverse Effect;

                  (c) any strike, lockout, labor trouble or any event or condition of any character having a Business Material Adverse Effect;

                  (d) any declaration, setting aside or payment of any dividend or other distribution in respect of any of the Sub Shares, or any direct or indirect redemption, purchase or other acquisition of any of the Sub Shares;

                  (e) any increase in the compensation payable or to become payable by any of the Companies to any of the officers in the SMS Division or of EEMS or SM-India, Employees or agents, or any Known payment or arrangement made to or with any thereof, other than normal increases in compensation to Employees (other than employees who are officers of in the SMS Division or EEMS or SM-India or with respect to any acceleration of existing options) consistent with past practices;

                  (f) any amendments to the charter or bylaws of any of the Companies; or

                  (g) written down or written off as uncollectible any notes or accounts receivable of the SMS Division or of EEMS or SM-India.

         None of the Companies has taken or agreed to take, whether in writing or otherwise, either (i) any action described in this Section 4.16 or in Section
4.14 (Contracts, Leases, Etc.) or (ii) any action which would result in the occurrence of any of the events described in this Section 4.16 or in Section
4.14. None of the Companies has omitted to take any action where the omission could reasonably be expected to result in or lead to the occurrence of any of the events described in this Section 4.16 or in Section 4.14.

         4.17. Certain Tax Matters.

                  (a) Each of the Companies has duly and timely filed with the appropriate taxing authority, body or agency all Tax Returns required to be filed, and all such Tax Returns are true, correct and complete, and each of the Companies has timely paid all Taxes to the extent due and payable, whether or not shown as due on any Tax Return. All Taxes not yet due and payable have been withheld or adequately reserved for or, to the extent that they relate to periods on or prior to the date of the Financial Statements, are reflected as a liability on the Financial Statements.

                  (b) Each of the Companies has properly deducted or withheld all amounts required by Law to be deducted or withheld for Taxes, including without limitation with respect to social security and unemployment compensation relating to its employees, and has timely remitted all such amounts required to be remitted to the appropriate taxing authority, agency or body.

                  (c) Except as set forth on Schedule 4.17(c), the Tax Returns filed by EEMS and SM-India have not been audited by any federal, state, local or foreign taxing authority, agency or body.

                  (d) No deficiency for any Taxes has been proposed, asserted or assessed against EEMS or SM-India, which has not been resolved and paid in full or fully reserved for in the Financial Statements. Neither EEMS nor SM-India has received any outstanding and unresolved notices from the Internal Revenue Service or other state, local or foreign taxing authority, agency or body of any proposed examination or of any proposed change in reported information relating to EEMS or SM-India. No federal, state, local or foreign Claim, inquiry, audit or other administrative or court proceeding is pending with regard to any Taxes or Tax Returns.

                  (e) No waiver or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax Returns relating to EEMS or SM-India has been requested or is pending, nor, to the Knowledge of each of the Companies, has any request for any such waiver or consent been proposed or threatened. Neither EEMS nor SM-India has requested any extension of time within which to file any Tax Return relating to the EEMS or SM-India, which Tax Return has not since been filed.

                  (f) There are no liens for Taxes upon any of the Sub Shares or the Assets.

                  (g) Neither EEMS nor SM-India is a party to any agreement providing for the allocation or sharing of Taxes relating to EEMS or SM-India.

                  (h) Neither EEMS nor SM-India has agreed to make, nor is required to make, any adjustment under Section 481(a) of the Code for any period ending after the Initial Closing Date or the Subsequent Closing Date by reason of a change in accounting method or otherwise.

                  (i) None of the Companies has failed to make any appropriate filings regarding the transactions contemplated by this Agreement pursuant to the bulk sales tax provisions of any state in which it is subject to taxation.

                  (j) No election has been made to treat SM-India as a partnership for U.S. Tax purposes.

                  (k) There is no basis for any taxing jurisdiction in which EEMS or SM-India has not filed a Tax Return to claim that Tax Returns should have been filed by such Company.

                  (l) All Internal Revenue Service Forms 5471 relevant to SM-India have been filed with Tax Returns filed by Seller and are true, correct and complete.

                  (m) SM-India does not have, and never has had any investments in U.S. property, as defined in Section 956 of the Code.

                  (n) All transactions between any of Seller, EEMS and SM-India have complied with the transfer pricing requirements of Section 482 of the Code and there are no material adjustments that could be required by a taxing authority.

                  (o) All arrangements and agreements relating to Taxes or rights to reduction of Taxes relating to SM-India are disclosed on Schedule 4.17(o).

                  (p) EEMS is a member of the affiliated group of which Seller is the common parent, as defined in Section 1502 of the Code, and the tax year for that group is December 31.

         4.18. Brokerage. None of the Companies or any of their respective officers, directors or employees, has employed or retained, or will have employed or retained on the Initial Closing Date or the Subsequent Closing Date, any broker, agent, finder or consultant or has incurred, or will have incurred, any liability for any brokerage fees, commissions, finders' fees or other fees in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

         4.19. Warranties and Liabilities. No Claims under product or service warranties or guarantees made to customers relating to the Assets or the Business have been received by any of the Companies except as set forth on
Schedule 4.19. The Claims set forth on Schedule 4.19 are, or will be, satisfied by the performance of the obligations of Companies pursuant to maintenance agreements entered into in the ordinary course of business. Other than the warranties set forth in the Contracts with customers, and any warranties provided by Law, none of the Companies has given or made any warranties to third parties with respect to any products sold or services performed by it relating to the Assets or the Employees.

         4.20. Transactions with Affiliates. There are no Contracts, obligations or arrangements between any of the Companies and any current or former director, officer, shareholder, or employee of any of the Companies or any Affiliate of any such person relating to the Assets or the Employees, except for those identified on Schedule 4.20, a complete copy of which (including all amendments) has been delivered to Buyer.

         4.21. Receivables. The Accounts Receivable constitute valid receivables that arose from bona fide transactions in the ordinary course of business, consistent with past practices. Other than ordinary course adjustments not material in the aggregate and matters listed in Schedule 2.1(k), (i) no counterclaims or offsetting claims with respect to presently outstanding Accounts Receivable are pending or, to the Knowledge of Seller, threatened and
(ii) subject to such amounts as are reserved for bad debts on the Initial Closing Date Balance Sheet, such Accounts Receivables are fully collectible in their stated amount and each has been or is collectible on or before the one hundred eightieth (180th) day following the date such Accounts Receivable was created. Except for annual software license maintenance fees that are billed by Seller in advance, no part of the Accounts Receivable is contingent upon performance by Seller or any other party of any obligation, and no agreements for deductions or discounts have been made with respect to any part of such Accounts Receivable.

         4.22. Assumed Contracts; Customer Claims. Each of the Assumed Contracts and the Contracts of EEMS and SM-India is a valid and existing Contract in full force and effect, enforceable against the parties thereto, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors rights generally and subject to general principles of equity. Seller has made available to Buyer true and complete copies of such Contracts. There are no existing material Defaults of Seller under any such Contracts or, to the Knowledge of Seller, any other parties thereto. No state of facts exists which would constitute valid grounds for a Claim against Seller, EEMS or SM-India by any customer or former customer of Seller, EEMS or SM-India relating to the Business for fraud.

         4.23. Sufficiency of Purchased Assets. All of the Assets are used in the operation of the Business. Except for the Excluded Assets, there are no assets currently used in the conduct of the Business, other than the Assets.

         4.24. Relationship With Customers. The Companies have used their commercially reasonable efforts to maintain good working relationships with all of their customers. The Companies' Contracts with their customers and customer relationships which have been terminated or cancelled during the past year are set forth and described on Schedule 4.24. Schedule 4.24 also contains a list of the names of each of the current customers of the SMS Division, EEMS or SM-India (the "Business Customer Base"), indicating the dollar amount of sales to each such customer for the period beginning January 1, 2001 and ending as of the date hereof. Except as set forth on Schedule 4.24, none of the customers listed on
Schedule 4.24 has terminated or, to any of the Companies' Knowledge, given written notice to any of the Companies prior to the date of this Agreement or any notice (whether written or otherwise) to any of the Companies from the date of this Agreement to the Initial Closing Date of an intention or plan to terminate any Assumed Contract or any Contract of EEMS or SM-India, and to the Companies' Knowledge none of such customers may terminate any Contract with Seller, EEMS or SM-India or all or a material part of such purchases, whether by reason of the acquisition of the Purchased Assets and the Sub Shares by Buyer or for any other reason other than by mutual consent. To the Knowledge of the Companies, except as set forth on Schedule 4.24, none of the Employees or Independent Contractors primarily responsible for servicing customers listed thereon has indicated in writing an intention or plan to terminate his or her employment or relationship, as the case may be, with Seller, EEMS or SM-India. Except as set forth on Schedule 4.24, none of the Companies has received notice of, and none have Knowledge of any basis for, any material complaint by any of customers of the Business.

         4.25. Corporate Documents. Seller has furnished to Buyer for its examination true and correct copies of the following:

                  (a) the articles of incorporation and bylaws (or similar charter documents) of EEMS and SM-India; and

                  (b) the minute books and stock books of each of EEMS and SM-India, to the extent they exist, from the inception of each such Company, containing all proceedings, consents, actions and meetings of shareholders and the board of directors (including committee meetings) of each of the Companies.

         4.26. Exeter Group. All of the services required or anticipated to be provided to Seller by Exeter Group pursuant to or in connection with any Assumed Contract is evidenced by or, subject to or provided for in, either an accurate, complete and binding written work order between Exeter Group and Seller or the Agreement between Exeter Group and Seller dated June 7, 2001.

         4.27. Veracity of Statements. No representation or warranty by any of the Companies contained in this Agreement, and no statement contained in any certificate, Schedule or other document or instrument furnished by or on behalf of any of the Companies to Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make it not misleading.

         4.28. Export/Import.

                  (a) Each of the Companies is in compliance with all Export/Import Laws and has no Knowledge of any facts or circumstances, and none of the Companies has received any Claim from any Governmental Entity, Employee or other Person, indicating that it is not in compliance with any Export/Import Laws or the terms or conditions of any Permits relating to the export or import of any items (commodities, Software or technology).

                  (b) There has not been to the Companies' Knowledge, and none of the Companies has received, any Claim from any Governmental Entity, Employee or other Person that there has been any past or present actions, activities, circumstances, conditions, events or incidents involving any unlawful export or import of any items (commodities, software or technology) that form or could form the basis of any Claim against any of the Companies, the Assets or any Person, the liability for which has or may have been retained or assumed either contractually or by operation of law (an "Export/Import Claim").

         4.29. Time and Materials Contracts. Each professional services job order under which Seller is providing services or is obligated to provide services constitutes a "time and materials" Contract; that is, the applicable client is obligated to pay Seller for services rendered on an hourly or other ratable basis, based upon the number of hours (or other time unit measurement) of services rendered by Seller, and the client is additionally obligated to reimburse Seller for travel and living expenses that Seller actually incurs in rendering such services, all without any not-to-exceed or fixed-fee limitations.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  As a material inducement to the Companies to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to each of the Companies as follows:

         5.1. Organization, Power, Standing and Qualification. Buyer has been duly organized, and is validly existing and in good standing under the Laws of the state of its incorporation, and it has the full power and authority (corporate or otherwise) to carry on its business as it is now being conducted and to own and operate the properties and assets owned and operated by it.

         5.2. Power and Authority. Buyer has the requisite power and authority to execute, deliver and perform this Agreement and the Collateral Documents to which it is a party and to purchase the Purchased Assets and Sub Shares from Seller. The execution, delivery and performance of this Agreement and each of the Collateral Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action (corporate or otherwise) on the part of Buyer and requires no further authorization or consent by Buyer. This Agreement and the Collateral Documents, to be executed and delivered by Buyer, have been duly and validly executed and delivered, and constitute the legal, valid and binding obligations of Buyer, as applicable, enforceable in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting the enforcement of creditors' rights generally.

         5.3. Non-Contravention. The execution, delivery and performance of this Agreement and each of the Collateral Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate, breach or contravene any provision of the respective organizational documents of Buyer; (b) violate any provision of Law, Permit or License applicable to Buyer or to its properties or assets; or (c) require any consent to be obtained by Buyer except as has been made or waived.

         5.4. Brokerage. Other than retaining Think Equity to assist Buyer with the acquisition, neither Buyer nor any of its officers, directors or employees has employed or retained, or will have employed or retained on the Initial Closing Date or the Subsequent Closing Date, any broker, agent, finder or consultant, or has incurred or will have incurred, other than the fee owed to Think Equity, any liability for any brokerage fees, commissions, finders' fees, or other fees in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

         5.5. Litigation. There is no Litigation pending or, to Buyer's Knowledge threatened, against or related to Buyer, which seeks to prohibit or delay the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         5.6. Veracity of Statements. No representation or warranty by Buyer contained in this Agreement, and no statement contained in any certificate, Schedule or other document or instrument furnished by or on behalf of Buyer to Seller or any of the Companies pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement or a material fact or omits or will omit to state a material fact necessary to make it not misleading.

         5.7. Available Funds. Buyer has available at the Initial Closing, the funds to pay the Initial Purchase Price to Seller. Buyer will have available at the Subsequent Closing, the funds to pay the Initial Subsequent Purchase Price to Seller.


                                   ARTICLE 6
        ACTIVITIES OF THE COMPANIES PRIOR TO THE subsequent CLOSING DATE

         6.1. Operation of Business. Each of the Subs agrees that it shall, and the Seller agrees to cause the Subs to, except as otherwise contemplated by this Agreement or unless otherwise agreed to in writing by Buyer or required by a court of competent jurisdiction or an order of a Governmental Entity, from and after the Initial Closing Date until the Subsequent Closing Date, conduct the Business solely in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, each of the Subs agree that it will, and Seller agrees that it shall cause each Sub to:

                  (a) Organizational Documents. Not amend its charter or bylaws, except as may be necessary to carry out this Agreement or as required by applicable Law or for the purpose of changing the name of SM-India to eliminate any reference to "Sallie Mae" or "SM";

                  (b) Compensation and Benefits. Not pay or agree to pay to any SM-India Employee, independent contractor, officer or director compensation that is in excess of the current compensation level of such employees, independent contractor, officer or director, except for normal compensation increases to such individuals which are made in the ordinary course of the business consistent with past practices; or not grant any severance or termination pay to, or enter into any employment, severance, termination, stay-bonus or similar agreement with any director, officer, independent contractor or employee of any of the Subs, or establish, adopt, enter into, amend or terminate any bonus, profit sharing, thrift, compensation, restricted stock pension, retirement, deferred compensation, employment termination severance, health care, life and/or disability insurance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, independent contractor or employee of any of the Subs; except that (i) the Subs may do any of the foregoing to the extent set forth in the Interim Period Operating Budget set forth on Schedule 6.1 hereto (the "Operating Budget") or (ii) the Subs may grant stay-bonuses or other incentive compensation to the extent that such action does not impose any additional Liability or obligation on Buyer not in effect on the Initial Closing Date or change any existing obligation of the Subs on the Initial Closing Date that will be assumed by Buyer as a result of the Subsequent Closing;

                  (c) Management. Not make any changes in management and use its commercially reasonable efforts to retain all SM-India Employees, Independent Contractors of SM-India and other of the current management employees of the Subs, except as may be provided in the Services Agreement;

                  (d) Mergers, Etc. Not merge or consolidate with any other Person or agree to acquire or be acquired by any other Person;

                  (e) Disposition of Assets. Not sell, transfer, or otherwise dispose of any Sub Assets, except in the ordinary course of business consistent with past practices;

                  (f) Indebtedness. Not (i) create, incur, assume, or guarantee any Indebtedness except in the ordinary course of the Business consistent with past practices but in no instance greater than $15,000 or in the aggregate $100,000, (ii) create or suffer to exist any Lien, on any of the Sub Assets, except those in existence on the date hereof and acceptable to Buyer (as evidenced by written consent), or (iii) increase the amount of any Indebtedness outstanding under any Contract of SM-India or EEMS or other borrowing arrangement in existence on the date hereof, except in the ordinary course of the Business consistent with past practices but in no instance greater than $15,000;

                  (g) Payables and Liabilities. Not incur any accounts payable, including trade payables, or other Liabilities, except in the ordinary course of the Business consistent with past practices and consistent with the Operating Budget;

                  (h) Maintenance of Assets. Maintain the Sub Assets in good operating repair, order and condition, reasonable wear and tear excepted, and notify Buyer immediately upon any loss of, damage to, or destruction of any of the Sub Assets (whether or not covered by insurance);

                  (i) Insurance. Maintain in full force and effect insurance coverage with respect to the Subs of the types and in the amounts set forth in
Schedule 4.10 attached hereto, apply the proceeds received under any insurance policy or as the result of any loss or destruction of or damage to any Sub Assets to the repair or replacement of such Sub Assets, and cause to be amended each Current Policy relating to the Subs to identify properly the named insureds under each such policy in a manner acceptable to Buyer;

                  (j) Contracts and Permits. Except as Buyer shall otherwise consent to in writing, (i) maintain in full force and effect all the Contracts, Permits and Licenses necessary for or related to the operation of the Business as such Business is now conducted or as anticipated to be conducted in the Operating Budget, (ii) except as limited by subclauses (iv), (v) or (vi) of this
Section 6.1(j), renew any Contracts as the same shall become subject to renewal,
(iii) renew or revalidate Permits and Licenses which may become void, expired, terminated, canceled or withdrawn between the date hereof and the Subsequent Closing Date, (iv) not enter into, amend, renew or extend any Contract with any Affiliate, (v) not amend, change or permit any change in any Contract regarding the amount of payments to be made by or to the Companies or the terms of such payments if such payments are in excess of $15,000 and (vi) not enter into any Contract for, commit to or otherwise provide, any services to any Person other than Buyer;

                  (k) Required Consents. Use its commercially reasonable efforts to obtain all of the Subsequent Required Consents;

                  (l) Goodwill. Use its commercially reasonable efforts to preserve its business organization intact, to keep available the services of the SM-India Employees and to preserve the goodwill of its customers, and others having business relations with it;

                  (m) Litigation, Claims, etc. Promptly give notice to Buyer after receipt of service of the commencement of, and of any Known threat to commence, any Litigation against any of the Companies related to the Business, the Subs or the Sub Assets;

                  (n) Monthly Reports and Quarterly Financial Statements. Deliver to Buyer as soon as available (i) reports of the actual expenses of the Subs as compared to the budgeted expenses set forth on the Operating Budget beginning with the month of January 2002 and for each calendar month thereafter prior to the Subsequent Closing Date and (ii) consolidated quarterly financial statements including at least a balance sheet and a statement of income of EEMS and SM-India commencing with the first calendar quarter in 2002 and for each quarter thereafter prior to the Subsequent Closing Date;

                  (o) Proprietary Information. Comply with all the terms and conditions of the Confidentiality Agreement;

                  (p) Dividends or Other Distributions. Not declare, set aside or pay any dividend or other distribution in respect of EEMS or SM-India shares of capital stock or redeem, purchase or otherwise acquire any such shares of capital stock;

                  (q) Capital Stock. Not reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of EEMS or SM-India, or (ii) not issue sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any shares of capital stock of EEMS or SM-India, or any options, warrants, convertible securities or other rights of any kind to acquire any such capital stock, or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest in EEMS or SM-India;

                  (r) Capital Expenditure. Not authorize any capital expenditures in the aggregate that exceed by more than twenty (20) percent the aggregate capital expenditure line items entitled "Hardware and Software" and "Other Equipment" in the "Expense Summary" section of the Operating Budget;

                  (s) Taxes. Not (i) make or change any Tax election; (ii) settle or compromise any material federal, local or foreign income Tax Liability; (iii) enter into any Tax Sharing, allocation, compensation or like agreements or arrangements; (iv) request any Tax ruling; or (v) change any accounting method or period;

                  (t) Commitments. Not commit or agree (in writing or otherwise) to take any of the foregoing actions or any action that would make any representation or warranty in this Agreement untrue or incorrect, or omit to take any action which would result in the occurrence of one of the foregoing actions or any inaccuracy in the representations or warranties set forth in Articles 4 or 5 of this Agreement.

         6.2. Access to Information. Prior to the Subsequent Closing, each of the Companies will cooperate fully with Buyer and shall provide Buyer and its accountants, counsel, and other representatives (including without limitation, its bankers and other lending sources, auditors and engineers), partners, investors and investment bankers, during normal business hours, full access to any Books and Records and Contracts relating to the Business, full opportunity to discuss the Business and its affairs with the officers, management Employees, attorneys and accountants of each of the Companies, and furnish to Buyer and its representatives copies of such documents, records, and information with respect to the affairs as Buyer or its representatives may reasonably request.

         6.3. Notice of Change. The Companies will promptly notify Buyer of the existence or happening of any fact, event or occurrence prior to the Subsequent Closing Date and of which any of the Companies has Knowledge which may materially alter the accuracy or completeness of any representation or warranty contained in Article 4 of this Agreement.

         6.4. Closing Efforts. Subject to the other provisions of this Agreement, each of the Companies will use commercially reasonable efforts to cause the conditions listed in Section 9.1 hereof to be satisfied on the Subsequent Closing Date.

         6.5. No Discussions. The parties hereto agree that from the Initial Closing Date to the Subsequent Closing Date (the "Interim Period"), none of the Companies, nor any of their respective Affiliates, officers, directors, employees, representatives or agents (including, without limitation, investment bankers, attorneys, shareholders and accountants), will directly or indirectly solicit or initiate any discussions or negotiations with, encourage any inquiries or proposals by, participate in any negotiations with, provide any information to, enter into any agreements or understandings of any kind, or otherwise cooperate in any other way with any Person or group, other than Buyer and its representatives, employees and agents, concerning any sale of all or a portion of the Sub Assets or the Sub Shares or any merger, consolidation, liquidation, dissolution or similar transaction in which either or both of the Subs is a party.

         6.6. Services Agreement. The parties hereto agree that during the Interim Period, none of the Companies shall breach, directly or indirectly, the Services Agreement.

         6.7. Bonuses. Seller shall pay its Employees all accrued but unpaid bonuses and sales commissions as of the Initial Closing Date on or prior to February 15, 2002.

         6.8. Inter-company Accounts. All accounts receivable and accounts payable between Seller and either of the Subs or between the Subs shall be paid in full on or prior to the Initial Closing Date as to the Purchased Assets and the Subsequent Closing Date as to the Subs.



                                   ARTICLE 7
            ACTIVITIES OF BUYER PRIOR TO THE subsequent CLOSING DATE

         7.1. Notice of Change. Buyer will promptly notify Seller of the existence or happening of any fact, event or occurrence prior to the Subsequent Closing Date and of which Buyer or any of Buyer's representatives has Knowledge which may alter the accuracy or completeness of any representation or warranty contained in Article 5 of this Agreement.

         7.2. Closing Efforts. Subject to the other conditions of this Agreement, Buyer will use commercially reasonable efforts to cause the conditions listed in Section 9.2 to be satisfied on the Subsequent Closing Date.

         7.3. Services Agreement. The parties hereto agree that during the Interim Period, Buyer shall not breach, directly or indirectly, the Services Agreement.



                                   ARTICLE 8
                   CONDITIONS PRECEDENT TO THE INITIAL CLOSING

         8.1. Obligation of Buyer to Close on the Initial Closing Date. The obligation of Buyer to consummate the purchase of the Purchased Assets and the assumption of the Assumed Liabilities on the Initial Closing Date shall be subject to the satisfaction or the waiver by Buyer, of the following conditions on or prior to the Initial Closing Date:

                  (a) Representations and Warranties, Compliance with Agreement. The representations and warranties of each of the Companies set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Initial Closing Date as though made on and as of the Initial Closing Date; each of the Companies shall have performed all covenants and agreements to be performed by it under this Agreement on or prior to the Initial Closing Date; and each of the Companies shall have delivered to Buyer a certificate to such effect, dated the Initial Closing Date and signed by an executive officer, which certificate shall be in form and substance reasonably satisfactory to Buyer and its counsel.

                  (b) Initial Closing Certificate. Each of the Companies shall have delivered to Buyer a certificate or certificates, in form and substance satisfactory to Buyer and its counsel, dated the Initial Closing Date and signed on its behalf by its Secretary or by an Assistant Secretary to the effect that
(i)(A) the copy of its charter, or in the case of SM-India, its Memorandum of Association, attached to the certificate is true, correct and complete, (B) no amendment to its charter or Memorandum of Association, as the case may be, has occurred since the date of the last amendment annexed (such date to be specified and a copy of such charter or Memorandum of Association, as amended, to be annexed to such certificate), (C) a true and correct copy of its bylaws as in effect on the date thereof and at all times since the adoption of the resolutions referred to in clause (D) below is annexed to such certificate, (D) the resolutions by its Board of Directors and shareholders, if required, authorizing the actions taken in connection with the sale of the Purchased Assets, the Sub Shares and the Business, including the execution, delivery and performance of this Agreement, were duly adopted and continue in force and effect (a copy of such resolutions to be annexed to such certificate); (ii) its officers executing this Agreement and the documents executed and delivered pursuant to or in connection with this Agreement are incumbent officers, and that the signatures on this Agreement and such other documents are their genuine signatures; and (iii) it is in good standing in its jurisdiction of incorporation and in all other jurisdictions in which it is required to be qualified to transact business as a foreign corporation. The certificates referred to in (iii) above shall attach, with respect to its jurisdiction of incorporation and all other jurisdictions in which it is required to be qualified to transact business as a foreign corporation, (x) certificates of good standing certified by the Secretaries of State or other appropriate officials of such states, dated as of a date not more than five (5) days prior to the Initial Closing Date, and (y) certificates of no Tax Liens with respect to the property of the SMS Division, EEMS or SM-India in such states.

                  (c) Opinion of Counsel of Seller. Piper Marbury Rudnick and Wolfe LLP, counsel for Seller, shall have delivered to Buyer their favorable opinion, dated the Initial Closing Date and in substantially the form attached hereto as Exhibit E.

                  (d) Litigation Affecting Initial Closing. On the Initial Closing Date, no Claim or Litigation shall be pending or threatened which seeks to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                  (e) Mandatory Consents. All of the Initial Required Consents shall have been granted, obtained or received, and all shall be in full force and effect as of the Initial Closing.

                  (f) No Liens. The Assets shall not be subject to any Liens, other than Permitted Liens. Buyer shall have been provided with evidence reasonably satisfactory to them that all Indebtedness relating to or binding the SMS Division, EEMS or SM-India secured on or prior to Initial Closing by the Assets shall have been satisfied in full.

                  (g) 338(h)(10) Election. Seller shall have provided Buyer with two (2) original IRS Forms 8023 in respect of the sale and purchase of the stock of EEMS (together will all required attachments thereto) pursuant to Section 15.1, each executed by Seller.

         8.2. Obligation of Seller to Close on the Initial Closing Date. The obligation of Seller to consummate the sale to Buyer of the Purchased Assets on the Initial Closing Date shall be subject to the satisfaction or waiver by Seller of the following conditions on or prior to the Initial Closing Date:

                  (a) Representations and Warranties, Compliance with Agreement. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Initial Closing Date as though made on and as of the Initial Closing Date; Buyer shall have performed all covenants and agreements to be performed by it under this Agreement on or prior to the Initial Closing Date; and Buyer shall have delivered to Seller a certificate to such effect, dated the Initial Closing Date and signed by its President or by an Executive Vice-President or a Senior Vice-President, which certificate shall be in form and substance reasonably satisfactory to Seller and its counsel.

                  (b) Litigation Affecting Initial Closing. On the Initial Closing Date, no Claim or Litigation shall be pending or threatened which seeks to restrain or prohibit or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                                   ARTICLE 9
                 CONDITIONS PRECEDENT TO THE SUBSEQUENT CLOSING

         9.1. Obligation of Buyer to Close on the Subsequent Closing Date. The obligation of Buyer to consummate the purchase of the Sub Shares on the Subsequent Closing Date shall be subject to the satisfaction of or the waiver by Buyer, of the following conditions on or prior to the Subsequent Closing Date:

                  (a) Representations and Warranties, Compliance with Agreement. The representations and warranties relating to the Subs and the Sub Shares set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Closing Date as though made on and as of the Subsequent Closing Date and as though in every representation and warranty in which the "Initial Closing Date" or the "Initial Closing", as the case may be, are referenced, such terms mean the "Subsequent Closing Date" and the "Subsequent Closing", as the case may be; each of the Companies shall have performed all covenants and agreements to be performed by it under this Agreement on or prior to the Subsequent Closing Date; and each of the Companies shall have delivered to Buyer a certificate to such effect, dated the Subsequent Closing Date and signed by an executive officer, which certificate shall be in form and substance reasonably satisfactory to Buyer and its counsel.

                  (b) Subsequent Closing Certificate. Each of the Subs shall have delivered to Buyer a certificate or certificates, in form and substance satisfactory to Buyer and its counsel, dated the Subsequent Closing Date and signed on its behalf by its Secretary or by an Assistant Secretary to the effect that (i)(A) the copy of its charter, or in the case of SM-India, its Memorandum of Association, attached to the certificate is true, correct and complete, (B) no amendment to its charter or Memorandum of Association, as the case may be, has occurred since the date of the last amendment annexed (such date to be specified and a copy of such charter or Memorandum of Association, as amended, to be annexed to such certificate), (C) a true and correct copy of its bylaws as in effect on the date thereof and at all times since the adoption of the resolutions referred to in clause (D) below is annexed to such certificate, (D) the resolutions by its Board of Directors and shareholders, if required, authorizing the actions taken in connection with the sale of the Sub Shares, including the execution, delivery and performance of this Agreement, were duly adopted and continue in force and effect (a copy of such resolutions to be annexed to such certificate); (ii) its officers executing this Agreement and the documents executed and delivered pursuant to or in connection with this Agreement are incumbent officers, and that the signatures on this Agreement and such other documents are their genuine signatures; and (iii) it is in good standing in its jurisdiction of incorporation and in all other jurisdictions in which it is required to be qualified to transact business as a foreign corporation. The certificates referred to in (iii) above shall attach, with respect to its jurisdiction of incorporation and all other jurisdictions in which it is required to be qualified to transact business as a foreign corporation, (x) certificates of good standing certified by the Secretaries of State or other appropriate officials of such states, dated as of a date not more than five (5) days prior to the Subsequent Closing Date, and (y) certificates of no Tax Liens with respect to the property of EEMS or SM-India in such states.

                  (c) Opinion of Counsel of Seller. Piper Marbury Rudnick and Wolfe LLP, counsel for Seller, Seller's general or deputy counsel and/or Trilegal Services (India) shall have delivered to Buyer their favorable opinion, dated the Subsequent Closing Date and in substantially the form attached hereto as Exhibit F.

                  (d) Litigation Affecting the Subsequent Closing. On the Subsequent Closing Date, no Claim or Litigation shall be pending or threatened which seeks to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                  (e) Mandatory Consents. All of the Subsequent Required Consents shall have been granted, obtained or received, and all shall be in full force and effect as of the Subsequent Closing.

                  (f) No Liens. The Sub Assets shall not be subject to any Liens, other than Permitted Liens. Buyer shall have been provided with evidence reasonably satisfactory to them that all Indebtedness relating to or binding the EEMS or SM-India secured on or prior to Subsequent Closing by the Sub Assets shall have been satisfied in full.

         9.2. Obligation of Seller to Close on the Subsequent Closing Date. The obligation of Seller to consummate the sale to Buyer of the Sub Shares on the Subsequent Closing Date shall be subject to the satisfaction of or waiver by Seller of the following conditions on or prior to the Subsequent Closing Date:

                  (a) Representations and Warranties, Compliance with Agreement. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Closing Date as though made on and as of the Subsequent Closing Date and as though in every representation and warranty in which the Initial Closing Date or the Initial Closing, as the case may be, are referenced such terms mean the Subsequent Closing Date and the Subsequent Closing, as the case may be; Buyer shall have performed all covenants and agreements to be performed by it under this Agreement on or prior to the Subsequent Closing Date; and Buyer shall have delivered to Seller a certificate to such effect, dated the Subsequent Closing Date and signed by its President or by an Executive Vice-President or a Senior Vice-President, which certificate shall be in form and substance reasonably satisfactory to Seller and its counsel.

                  (b) Litigation Affecting Subsequent Closing. On the Subsequent Closing Date, no Claim or Litigation shall be pending or threatened which seeks to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                                   ARTICLE 10
                                 INDEMNIFICATION

         10.1. By Seller. Regardless of any investigation undertaken or made by Buyer or any of its advisors prior to the Initial Closing Date or the Subsequent Closing Date, Seller shall indemnify, defend and hold harmless Buyer and its Affiliates, officers, directors, agents and employees (collectively, the "Buyer Indemnified Parties" and, individually, each a "Buyer Indemnified Party"), from and against any and all Claims, Litigation and/or Losses, which a Buyer Indemnified Party may sustain, suffer or incur, resulting from, related to, or arising out of:

                  (a) any misstatement of or omission from any representation of, or any breach of warranty by any of the Companies contained in this Agreement or any of the Collateral Documents;

                  (b) any breach of any covenant, agreement or undertaking by any of the Companies contained in this Agreement or any of the Collateral Documents;

                  (c) any Liabilities of Seller other than the Assumed Liabilities;

                  (d) any non-compliance with applicable Law relating to bulk sales, bulk transfers and the like or to fraudulent conveyances, fraudulent transfers, preferential transfers and the like by the Seller;

                  (e) any Liability or Claim for (i) Taxes of any of the Companies or their Affiliates that accrued or that relate to a period of time ending on or prior to the Initial Closing Date, in respect of Seller, or the Subsequent Closing Date, in respect of the Subs, including but not limited to any Liability (A) for Taxes imposed on EEMS as a result, directly or indirectly, of any transfer of assets to any Affiliate at any time on or before the Subsequent Closing Date, (B) of any of the Companies or any of their affiliates under any Tax allocation, sharing or similar agreement, whether or not written,
(C) resulting from the termination of EEMS or SM-India as a member of any consolidated, affiliated, combined, unitary or other similar Tax group, or (D) for Taxes arising as a result of any election described in Section 15.2 and (ii) Taxes imposed on EEMS or SM-India or any of their affiliates under Treasury Regulation Section 1.1502-6 or any analogous state, local or foreign Tax provision, as a result of being a member of a consolidated, affiliated, combined, unitary or other similar group for any taxable period commencing before the Subsequent Closing Date (in each case without regard to any information provided on the Schedules hereto or otherwise disclosed to or Known by any Buyer Indemnified Party);

                  (f) any breach of any third party's Intellectual Property rights (including, but not limited to, a Claim of breach of License in connection with the development, manufacture and/or support of any Software licensed or distributed by or for the Business, license infringement, failure to pay royalties, Claims for royalties in connection with the Software, Claims of ownership of the Software or any similar Claim) in connection with the Assumed Contracts set forth on Schedule 10.1(f) hereto;

                  (g) the breach of any Contract pursuant to which an Initial Required Consent or Subsequent Required Consent is required as a result of or arising out of not obtaining such consent; and

                  (h) any written agreement, job order, operating plan, arrangement and/or any other commitment whatsoever by and between any of the Companies and the Arizona Board of Regents (including, but not limited to, the License Agreement dated March 9, 2000 between the Arizona Board of Regents, acting for and on behalf of the University of Arizona ("UA") and EEMS (the "Arizona License Agreement"), that certain Project Implementation Agreement dated March 9, 2000 between UA and EEMS ("Arizona Implementation Agreement"), and all other Contracts listed under the heading "Arizona Board of Regents (University of Arizona)" set forth on Schedule 2.1(c) hereto) (collectively, the "Arizona Agreements"), including, without limitation, any Claim that Buyer or any of the Companies failed or is failing to fulfill any obligations that existed or are alleged to have existed under or in connection with any of the Arizona Agreements as of the Initial Closing Date, and including any Claim for declaratory and/or injunctive relief and or/ anticipatory repudiation or breach, whether or not such Claim, Litigation and/or Loss arises from actions of Buyer or the Companies prior to, on or after the Initial Closing and even though such Claim, Litigation and/or Loss may not be filed, become final or come to light until after the Initial Closing. Notwithstanding the above, Seller shall have no indemnification obligations under this Section 10.1(h) to the extent such Buyer Loss arises out of or results from Buyer's gross negligence, bad faith or willful misconduct.

         10.2. By Buyer. Buyer shall indemnify, defend and hold harmless Seller, its Affiliates, officers, directors, agents and employees (collectively, the "Seller Indemnified Parties" and, individually, a "Seller Indemnified Party") from and against any and all Claims, Litigation and/or Losses, which a Seller Indemnified Party may sustain, suffer or incur, resulting from, related to, or arising out of:

                  (a) any misstatement of or omission from any representation of, or any breach of warranty by, Buyer contained in this Agreement or any of the Collateral Documents;

                  (b) any breach of any covenant, agreement or undertaking by Buyer contained in this Agreement or any of the Collateral Documents; and

                  (c) any of the Assumed Liabilities.

         10.3. Notice and Defense; Costs of Defense.

                  (a) Promptly after acquiring Knowledge of any Litigation, Claim or Loss against which a Buyer Indemnified Party or Seller Indemnified Party is or may be entitled to indemnification hereunder, Seller or Buyer, as applicable, shall send a Claim Notice to the Indemnifying Party, but any failure to so provide the Claim Notice to the Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Party under this Section
10.3 except to the extent that the Indemnifying Party's ability to defend or mitigate such Claim, Litigation or Loss, is materially prejudiced by the failure to give the Claim Notice and only to extent thereof. The Indemnifying Party shall be entitled to participate in the defense of such action and to assume control of such defense; provided, however, that:

                           (i) the Indemnified Party shall be entitled to
participate in the defense of such Claim, Litigation or Loss, and to employ counsel at its own expense to assist in the handling of such Claim, Litigation or Loss;

                           (ii) the Indemnifying Party shall obtain the prior
written approval of the Indemnified Party (such approval shall not be unreasonably withheld) before entering into any settlement of such Claim, Litigation or Loss or ceasing to defend against such Claim, Litigation or Loss, if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Party;

                           (iii) the Indemnifying Party shall not consent to the
entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release of each such Indemnified Party from liability in respect of such Claim, Litigation or Loss; and

                           (iv) except in the case of Section 10.1(h), the
Indemnifying Party shall not be entitled to control but shall be entitled to participate at its own expense in the defense of, and the Indemnified Party shall be entitled to have sole control at its own expense over, the defense or settlement of any Claim, Litigation or Loss to the extent the Claim, Litigation or Loss seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition or prospects of the Indemnified Party. In such case, the Indemnified Party shall obtain the prior written approval of the Indemnifying Party (such approval shall not be unreasonably withheld) before entering into any settlement of such Claim, Litigation or Loss or ceasing to defend against such Claim, Litigation or Loss, if, pursuant to or a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Party.

                  (b) After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such Claim (other than under Section 10.3(a)(iv) hereof), Litigation or Loss, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. If the Indemnifying Party does not assume control of the defense of such Claim, Litigation or Loss as provided in this Section 10.3, the Indemnified Party shall have the right to defend such Claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefor in accordance with this Section 10.3. The reimbursement of fees, costs and expenses required by this Section 10.3 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  (c) In the event that Seller is required to pay Buyer for any Indemnifiable Losses under this Section 10.3, such amount may be deducted from or offset against the Earnout Purchase Price.

                  (d) In calculating any amount of damages to be paid by Seller pursuant to this Agreement, the amount of such damages will be reduced by all reimbursements credited to or received by the other party, relating to such damages, and will be net of any Tax benefits and insurance proceeds received by the other party with respect to the matter for which indemnification is claimed.

         10.4. Limitation of Indemnity. Neither Seller nor Buyer shall make a Claim for Indemnifiable Losses pursuant to Sections 10.1(a) or (b) or Sections 10.2(a) or (b), as the case may be, unless the aggregate amount of such Indemnifiable Losses for either Seller or Buyer, as the case may be, exceeds One Hundred Fifty Thousand ($150,000) (the "Indemnification Threshold") at which point the Indemnified Party shall be entitled to indemnification only for the amount by which such claims, in the aggregate, exceed the Indemnification Threshold. Notwithstanding the foregoing, the Indemnification Threshold shall not apply to breaches or inaccuracies of any representations and warranties contained in Section 4.4(a) and (b) (Title) and Section 4.17 (Certain Tax Matters). Notwithstanding anything contained in this Article 10 to the contrary, the aggregate maximum monetary liability of Seller or Buyer for Indemnifiable Losses under Sections 10.1(a), (b) and (g) and Sections 10.2(a) and (b), respectively, shall not exceed an amount equal to Six Million Five Hundred Thousand Dollars ($6,500,000) (the "Indemnification Cap"); provided, however, that the Indemnification Cap shall not apply to breaches or inaccuracies of any representations or warranties contained in Sections 4.4(a) and (b) (Title) and
Section 4.17 (Certain Tax Matters); and; provided, further, that the Indemnification Cap shall not apply to breaches or inaccuracies of any representation or warranties contained in Section 4.11 (Intellectual Property) which shall be subject to a liability limitation equal to the Purchase Price. Notwithstanding the foregoing, Buyer shall be entitled to indemnification for all Indemnifiable Losses under Sections 10.1(c) through (f) and Section 10.1(h) and Seller shall be entitled to indemnification for all Indemnifiable Losses under Sections 10.2(c) and (d); provided, however, that the maximum monetary liability of Seller for Indemnifiable Losses under Sections 10.1(f) and 10.1(h) shall not exceed the Purchase Price. For purposes of calculating the amount of Buyer's Indemnifiable Losses incurred by Buyer arising out of or resulting from any breach of a representation, covenant or agreement by Seller, the references to a "Business Material Adverse Effect" or materiality (or other correlative terms) shall be disregarded. The limitations on the assertion of claims for indemnification (i.e., the Indemnification Threshold and the Indemnification
Cap) contained in this Section 10.4 shall not apply to, and shall not in any way limit the right of the Buyer to pursue, any rights, remedies or Claims based on fraud.

         10.5. Characterization of Indemnity Payments. Except as otherwise required by applicable Law, any payment made pursuant to this Article 10 shall be treated, for Tax purposes, as an adjustment to the Purchase Price.

         10.6. Seller's Claims against EEMS and SM-India. Seller agrees that it will not seek, nor will it be entitled to, contribution from, or indemnification by, EEMS or SM-India under their respective bylaws, this Agreement, applicable corporate Laws or other Laws or otherwise, in respect of amounts due from Seller to Buyer under this Article 10 or otherwise under this Agreement, and Seller will hold each of EEMS, SM-India and Buyer harmless in respect of all such amounts and shall not seek to join EEMS or SM-India in connection with any suit arising under this Agreement. Seller also agrees that it will not make a Claim against any directors and officers insurance policy maintained or to be maintained by the Companies in respect of amounts due by Seller to Buyer under this Article 10 or otherwise under this Agreement, if the carrier of such insurance policy would have any right of subrogation against either EEMS or SM-India in respect of such Claim and shall indemnify and hold harmless Buyer from any such action.

         10.7. Limitation of Indemnity in Section 10.1(h). The obligations of the Seller to indemnify Buyer pursuant to Section 10.1(h) hereof shall be subject to and conditioned upon the Buyer doing the following:

                           (i) in connection with the Arizona License Agreement,
through the period ending March 9, 2003, providing maintenance to UA for the then-current general release version of the EEMS Software (as that term is defined in the Arizona License Agreement), to the same extent that Buyer is then generally providing such maintenance to other licensees of the then-current general release version of the EEMS Software; and

                           (ii) in connection with the Arizona License
Agreement, making available to UA additional functionality and/or enhancements for the then-current general release version of the EEMS Software, to the same extent (if any) and for the same fees that Buyer is then generally providing such additional functionality and/or enhancements to other licensees of the then-current general release version of the EEMS Software; and

                           (iii) in connection with the Arizona Implementation
Agreement, providing to UA those services which Buyer, in good faith, determines it is required to deliver pursuant to each of the job orders identified in
Schedule 2.1(c) under the heading "Arizona Board of Regents (University of Arizona)," as well as services under additional job orders that may be executed by UA and Buyer; and

                           (iv) developing the E5 Products in accordance with
the Milestones and, thereafter, through the period ending on January 10, 2004, continue to make available to UA additional functionality and/or enhancements for the then-current general release version of the E5 Products, to the same extent (if any) and for the same fees that Buyer is then generally providing such additional functionality and/or enhancements to other licensees of the then-current general release version of the E5 Products.

Notwithstanding the foregoing, the limitations to the Seller's indemnification obligations set forth in this Section 10.7 shall be conditioned upon Seller assigning its rights under the License Agreement and the Implementation Agreement, and on the Companies performing their obligations under and in accordance with the terms and conditions of the Services Agreement. In addition, Buyer shall have the right to terminate the License Agreement and/or the Implementation Agreement upon breach by UA, whereupon the limitations to the Seller's indemnification obligations set forth in the Section 10.7 shall no longer apply.

                                   ARTICLE 11
             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

         11.1. Representations and Warranties. Notwithstanding anything to the contrary herein or any investigation made by or on behalf of Seller or Buyer prior to the Initial Closing Date or the Subsequent Closing Date, respectively, all representations and warranties made hereunder by any party on the Initial Closing Date or the Subsequent Closing Date, respectively, shall survive the Initial Closing Date and the Subsequent Closing Date, respectively, and shall end upon the expiration of the Covenant Period, except that the representations and warranties made in Sections 4.1 (Organization and Capitalization), 4.4(a) and (b) (Title), 4.9 (Environmental Protection), 4.11 (Intellectual Property),
4.13 (Employee Benefits) and 4.17 (Certain Tax Matters) shall survive for the applicable statute of limitations.

         11.2. Covenants. All covenants, other than the covenants which by their terms end earlier, shall survive the Initial Closing Date and the Subsequent Closing Date and shall end upon the expiration of the applicable statute of limitations.

         11.3. Extension of Survival. Any representation, warranty, covenant or agreement that would otherwise terminate in accordance with this Section will continue to survive if notice of such Claim has been timely given prior to the expiration of the applicable survival period, until the related Claim for indemnification has been satisfied or otherwise resolved as provided in herein. Notwithstanding anything herein, any breach of representation or warranty contained in this Agreement made by any party or any written information furnished by any party as of the Initial Closing Date or the Subsequent Closing Date, respectively, that was made by such party fraudulently or with intent to defraud or mislead shall survive for the applicable statute of limitations after the Initial Closing or the Subsequent Closing, respectively.

                                   ARTICLE 12
                 THE INITIAL CLOSING AND THE SUBSEQUENT CLOSING

         12.1. Time and Place.(a) The closing of the transactions relating to the sale and purchase of the Purchased Assets (the "Initial Closing") contemplated hereby shall be held at 10:00 A.M. on the third (3rd) business day after the satisfaction or waiver of all of the conditions precedent set forth in
Article 8 hereof, or at such other time and on such other date as the parties may mutually agree to in writing (the "Initial Closing Date"). The Initial Closing shall be held at the offices of Pepper Hamilton LLP at 3000 Two Logan Square, 18th & Arch Streets, Philadelphia, Pennsylvania, or at such other time and on such other date as the parties may mutually agree to in writing.

                  (b) The closing of the transactions relating to the sale and purchase of the Sub Shares (the "Subsequent Closing") contemplated hereby shall be held at 10:00 A.M. on September 30, 2002 after the satisfaction or waiver of all of the conditions precedent set forth in Article 9 hereof, or at such other time and on such other date as the parties may mutually agree to in writing. The Subsequent Closing shall be held at the offices of Pepper Hamilton LLP at 3000 Two Logan Square, 18th & Arch Streets, Philadelphia, Pennsylvania or at such other place as the parties may mutually agree to in writing.

         12.2. Conduct of Initial Closing. Subject to the fulfillment of all of the conditions set forth in Article 8, and the delivery of all documents, agreements, instruments, certificates and opinions required thereby (except such conditions as may be waived by the parties), on the Initial Closing Date, and as a condition to Initial Closing, the following additional documents, agreements, certificates and instruments shall be duly delivered:

                  (a) evidence of the wire transfers provided for in Section 3.1(a) to be paid on the Initial Closing Date;

                  (b) a duly executed Bill of Sale by Seller;

                  (c) a duly executed Assignment and Assumption Agreement by Buyer and Seller;

                  (d) a duly executed Assignment of Intellectual Property by Seller;

                  (e) evidence that the Initial Required Consents have been obtained and are in full force and effect;

                  (f) any required UCC-3 termination statements;

                  (g) a duly executed Services Agreement;

                  (h) a duly executed Escrow Agreement;

                  (i) evidence that the certificates representing the Sub Shares have been transferred to the Escrow Agent;

                  (j) FIRPTA Certificate; and

                  (k) Two originally executed Internal Revenue Service Forms 8023 for 338(h)(10) election.

         12.3. Conduct of Subsequent Closing. Subject to the fulfillment of all of the conditions set forth in Article 9, and the delivery of all documents, agreements, instruments, certificates and opinions required thereby (except such conditions as may be waived by the parties), on the Subsequent Closing Date, and as a condition to Subsequent Closing, the following additional documents, agreements, certificates and instruments shall be duly delivered:

                  (a) evidence of the wire transfers provided for in Section 3.1(b), if any, to be paid on the Subsequent Closing Date;

                  (b) evidence that the Subsequent Required Consents have been obtained and are in full force and effect; and

                  (c) certificates representing the Sub Shares, together with stock powers duly executed in blank.

         12.4. No Agreement to Assign. This Agreement will not constitute an agreement to assign any Assumed Contract if an attempted assignment thereof, without the consent of a third party, would constitute a breach thereof or in any way materially adversely affect the respective rights of Buyer or Seller thereunder. If Seller has not obtained a consent or approval necessary for the assignment of any Assumed Contract, then Seller will use its commercially reasonable efforts to obtain that consent or approval after the Initial Closing, and, at Buyer's request, will cooperate in any reasonable arrangements requested by Buyer to provide Buyer the benefits of that Assumed Contract, subject to Buyer's performance of any obligations arising under that Assumed Contract. Nothing in this Section will require Buyer to enter into, or to accept as a substitute for performance by Seller under this Agreement, any arrangement that would impose any significant additional cost, expense or liability on Buyer, or that would deprive Buyer of any material benefits contemplated by this Agreement.

                                   ARTICLE 13
                CONDUCT OF SELLER AND BUYER AFTER Initial CLOSING

         13.1. Power of Attorney. Seller hereby appoints Buyer, for and on behalf of Seller, and in its name and stead, after the Initial Closing Date (which shall continue after the Subsequent Closing Date), to act for Seller in a manner which is, and to take such actions as may be, reasonable and appropriate to effectuate the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement.

         13.2. Cooperation and Further Assurances. Buyer and Seller will cooperate upon and after the Initial Closing Date in effecting the orderly transfer of the Purchased Assets and the Business to Buyer. Seller agrees to use its commercially reasonable efforts, at its own expense, to obtain any UCC-3 termination statements relating to any Indebtedness. In addition, after the Initial Closing Date, at the request of either party and at the requesting party's expense, but without additional consideration, the other party shall execute and deliver from time to time such further instruments of assignment, conveyance and transfer, (including, without limitation any documents necessary to record the assignment transferring ownership of the Business Intellectual Property to Buyer with the United States Patent and Trademark Office, the U.S. Copyright Office and their respective equivalents in any foreign jurisdiction), shall cooperate in the conduct of Litigation and the processing and collection of insurance Claims, and shall take such other actions as may reasonably be required to accomplish the orderly transfer to Buyer of the Purchased Assets and the Business as contemplated by this Agreement in accordance with the terms and conditions of this Agreement. Buyer and Seller will cooperate during the Interim Period in effecting the orderly operation of the Subs and the implementation of the Services Agreement.

         13.3. Remittance of Accounts Receivable. All obligors under the Accounts Receivable shall be instructed by Seller and Buyer to make all payments due under the Accounts Receivable directly to Buyer. Any amounts received by Seller after the Initial Closing Date in respect of any of the Accounts Receivable shall be paid over by Seller to Buyer (without deduction of any nature for any purpose) within fourteen (14) days of receipt thereof by Seller together with a statement identifying the obligor and the amount of the account so paid.

         13.4. Uncollectible Accounts Receivable.

                  (a) Buyer will make commercially reasonable efforts, excluding the expenditure of any monies, to collect the full amount of (i) the Accounts Receivable within the first one hundred eighty (180) days following the creation of the Accounts Receivable. All amounts received by Buyer with respect to the Accounts Receivable from a particular customer shall be credited against the applicable open invoice of such customer. If any of the Accounts Receivable are not paid in full by the end of such one hundred eighty (180) days (the "Payment Date"), within fourteen (14) days of the Payment Date Buyer shall assign and otherwise transfer such Accounts Receivable to the Seller, and at Buyer's option
(i) Seller shall pay to Buyer cash in an amount (the "Net Uncollectible Receivables Amount") equal to the total uncollected amount of such Accounts Receivable, or (ii) Buyer shall deduct the Net Uncollectible Receivables Amount from any amounts which may become due and owing to Seller by Buyer under this Agreement as set forth in Section 17.1 hereof. If Buyer fails to assign or otherwise transfer such Accounts Receivable to Seller within such fourteen (14) day period, Buyer shall be deemed to have been retained such Accounts Receivable and Seller shall have no further obligation or liability (either directly or pursuant to its indemnification obligations hereunder) in respect of such Accounts Receivable. If any amounts under the Accounts Receivable are paid to Buyer after Buyer has already received a payment from Seller (or deducted amounts otherwise due and owing Seller) pursuant to this Section 13.4 with respect to such Accounts Receivable, Buyer shall thereafter remit to Seller the amount of such Accounts Receivable paid to Buyer within fourteen (14) days of receipt thereof or, if applicable, reduce the amount of any amounts which are due and owing to Seller by Buyer under this Agreement as set forth in Section
17.1 hereof. In order to facilitate the obligations of the parties pursuant to this Section 13.4, after the Initial Closing until such time as the Accounts Receivable have been paid in full, retained by Buyer pursuant to this Section
13.4 or assigned to Seller pursuant to this Section 13.4, Buyer shall provide to Seller an aging report as to the Accounts Receivable that are not yet one hundred eighty (180) days from the date of their creation, such report to be delivered within three (3) Business Days after the end of each calendar month or within three (3) Business Days after Seller's reasonable request.

                  (b) Any payments that Buyer receives during the Covenant Period for Accounts Receivable that are reserved on the Initial Closing Date Balance Sheet as "Bad Debt" shall be returned by Buyer to Seller within fourteen
(14) days of Buyer's receipt of such payments; provided however, that if Buyer has a Buyer Off-Set Claim, the aggregate amount of such Accounts Receivable paid to Buyer shall be applied by Buyer to off-set against the amount due to Seller pursuant to this Section 13.4(b) or if such Buyer Off-Set Claim is pending subject to resolution pursuant to this Agreement, the aggregate amount of such Accounts Receivable paid to Buyer shall be retained by Buyer until final resolution of such Buyer Off-Set Claim and then such amount shall either be paid to Seller or off-set as set forth above.

                  (c) In the event that Buyer assigns an Accounts Receivable to Seller pursuant to Section 13.4(a) hereof, Buyer shall maintain copies of the Books and Records directly related to such Accounts Receivable, promptly transfer the original Books and Records directly related to such Accounts Receivable to Seller and provide reasonable access to Buyer personnel with knowledge concerning such Accounts Receivable.

         13.5. Employment of SMS Division Employees. Buyer will offer employment to the SMS Employees listed on Schedule 13.5(a) attached hereto to be effective upon the Initial Closing (the "New Employees") and after the Subsequent Closing Date will continue to employ the employees of SM-India listed on Schedule 13.5(b) as adjusted to reflect the employees of SM-India at the Subsequent Closing Date (the "SM-India Employees"). Any offer of employment to a New Employee and continuation of employment of an SM-India Employee shall be (i) for a position with substantially equivalent job skills and responsibilities as that which he or she held with Seller as immediately prior to the Initial Closing or in the case of SM-India, as immediately prior to the Subsequent Closing, (ii) for a position located at the same work location as that which he or she held with Seller or SM-India, as the case may be, immediately prior to the Initial Closing for New Employees and the Subsequent Closing for SM-India Employees, which location may be moved by Buyer commencing on the three (3) month anniversary of the Initial Closing Date for New Employees and of the Subsequent Closing Date for SM-India Employees, and (iii) at the same rate of base compensation as paid by Seller to such New Employees immediately prior to the Initial Closing and to SM-India Employees immediately prior to the Subsequent Closing, although New Employees and SM-India Employees will be provided the opportunity to participate in Buyer employee benefit plans to the extent provided in such plans, except that service that is taken into account for SMS Employees under Seller's benefit plans shall be taken into account under all of Buyer's benefit plans for purposes of eligibility, vesting and vacation and sick leave accrual rates. All such actual employment of any New Employee or SM-India Employees shall be subject to Buyer's right, in its sole discretion, to establish and modify from time to time the terms and conditions of its employees' employment and to terminate such employment at any time; provided, however, only with respect to a New Employee, if the New Employee is terminated due to a Buyer reduction in work force, Buyer shall pay such New Employee severance in an amount set forth on Schedule 13.5(c). Except as otherwise specifically provided in this Section 13.5, any New Employee hired by Buyer will be treated as a new, at-will employee of Buyer and Buyer shall not be responsible for any costs, direct or indirect, in connection with the termination of employment of the New Employee as a result of the transactions contemplated to take place at the Initial Closing.

         13.6. Maintenance and Support.

                  (a) In the event that Buyer does not maintain and support the products of the Business in the ordinary course of Buyer's business similar to the manner in which Buyer supports its other products, Buyer shall provide a migration plan to transition customers to a suitable alternative product of Buyer. Any license required to be purchased by such customers in connection with such migration shall be on a discounted basis, such discount to be determined by Buyer in its sole discretion. In the event that Buyer ceases such maintenance and support and does not provide a migration plan reasonably acceptable to customer, then Buyer shall provide the source code for the applicable product to such customer and allow such customer to maintain and support the product.

                  (b) On or before the Initial Closing, Seller, in accordance with the terms and conditions of that certain Application Service Provider Agreement by and between Seller and Alta Colleges dated May 30, 2001 (the "Alta License Agreement"), including, without limitation, section 14(d) (Termination for Convenience by Sallie Mae), Seller shall give Alta Colleges notice of its intent to terminate the Alta License Agreement for convenience and, provided that Alta Colleges is not in material breach of the Alta License Agreement, shall grant Alta Colleges a fully paid license to use the Applications (as such term is defined in Schedule A of the Alta License Agreement) for Alta Colleges' own, internal data processing operations, all as otherwise provided for and as limited by the terms and conditions of the Alta License Agreement and all at Seller's sole expense. Buyer agrees that if Alta Colleges requests maintenance and support in connection with the Exeter Student Suite for Oracle Product licensed pursuant to the Alta License Agreement, Buyer will enter into a written agreement containing Buyer's then current, customary terms and conditions (as the same may be modified through negotiation of the parties) to provide Alta Colleges with maintenance and support for which Buyer will not, for a period not to exceed one (1) year, charge a service fee; provided however, that Buyer and Alta Colleges enter into such agreement within ninety (90) days after the Initial Closing Date. In addition, and in any event, Buyer, as Seller's subcontractor therefor, will provide thirty (30) days of consulting services, training and/or data-base management services, on a fee-waived basis, to assist Seller in facilitating the transition of Alta Colleges' Exeter Student Suite for Oracle Product data processing operations to an in-house or alternate remote hosting service. Further, and without limitation, Buyer agrees that if Alta Colleges requests additional consulting services, training and/or data-base management services in connection with the Exeter Student Suite for Oracle Product, Buyer will enter into a written agreement containing Buyer's then current, customary terms and conditions (as the same may be modified through negotiation of the parties) to provide Alta Colleges with such additional consulting services, training and/or data-base management services (exclusive of travel, living and related expenses that Buyer may incur in providing such services, which expense amounts would be payable in addition to the fees for services rendered) as to which Buyer and Alta Colleges may agree in any instance, at the service rates provided for in that certain Professional Services Agreement by and between Seller and Alta Colleges dated May 7, 2001 (the "Alta Professional Services Agreement"), and for a term of not less than one (1) year; provided however, that Buyer and Alta Colleges enter into such agreement within one hundred twenty (120) days after the Initial Closing Date. The parties hereto acknowledge and agree that none of the Alta License Agreement, the Alta Professional Services Agreement or any other agreement between Seller or Alta Colleges, are Assumed Contracts hereunder.

         13.7. Marketing Agreements. Seller and Buyer shall use good faith efforts to negotiate customary and commercially reasonable terms and conditions of and to execute, by not later than sixty (60) days following the Initial Closing Date, both: (a) a Net.Pay Marketing Agreement pursuant to which Buyer will obtain the right to market and sublicense Seller's Net.Pay bill provider Software products for a term of not less than one (1) year; and (b) a Product Integration Agreement pursuant to which the parties will (i) undertake efforts to enable integration capability between Seller's Open Net and Your Awards Software products, respectively, on the one hand, and Buyer's Banner Product Suite and E5 Product Suite, respectively, on the other hand, initial drafts of such agreements which Buyer shall use good faith attempts to deliver to Seller not fewer than thirty (30) days following the Initial Closing Date; and (ii) establish processes for periodic, tandem review of the then-current specifications for other loan delivery Software products of Seller, and the specifications for Buyer's Banner Suite in order to ascertain the integration capability and/or interfacing capability of such respective software products, for a term of not less than one (1) year. The failure to reach agreement on the terms of either or both of the foregoing Marketing Agreements within such sixty-day period, shall not be a breach of this Agreement nor shall it give rise to any Claims, including any Claims under this Agreement.

         13.8. Perkins License. As of the Initial Closing Date, Buyer shall grant Seller a royalty-free, non-exclusive, non-transferable, perpetual license("Perkins License") for the Perkins-Bermuda student loan servicing software and source code (the "Perkins Software"), for the sole and limited purpose to enable Seller to provide student loan servicing services, consistent with the services being provided by Seller as of the Initial Closing Date and in accordance with the terms of the Contracts relating thereto as of the Initial Closing Date, to the following licensees: (i) Delta Junior College and Louisiana Art Institute, (ii) St. Lawrence University, (iii) Golden Gate University and
(iv) the School of Visual Arts (each a "University Licensee"). Both the Perkins License and the Perkins Software are provided to Seller on an "as is" basis. BUYER EXPRESSLY DISCLAIMS ALL WARRANTIES EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NONINFRINGEMENT OF THIRD PARTY RIGHTS. IN NO EVENT WILL BUYER BE LIABLE TO SELLER AND/OR TO ANY UNIVERSITY LICENSEE FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL OR INCIDENTAL DAMAGES, INCLUDING ANY LOST DATA OR LOST PROFITS ARISING FROM OR RELATING TO THE PERKINS SOFTWARE AND/OR THE PERKINS LICENSE, IN WHOLE OR IN PART. FURTHER, THE PARTIES AGREE THAT, EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THIS SECTION 13.8 AND THE PERKINS LICENSE GRANTED HEREUNDER SHALL NOT BE GOVERNED BY THE UNIFORM COMPUTER INFORMATION TRANSACTIONS ACT ("UCITA"). IN THIS REGARD, THE PARTIES EXPRESSLY WAIVE THE APPLICATION OF ALL PROVISIONS OF UCITA TO THIS SECTION 13.8 OF THIS AGREEMENT.

         13.9. Access to Information.

                  (a) Seller covenants that after the Initial Closing and the Subsequent Closing, upon reasonable request and notice and at reasonable times, the Companies will and will cause its respective officers, employees and other representatives to provide Buyer with access to (i) the Companies' accounting and Tax records of the Business and (ii) any and all Books and Records, sales files and information of the Business, as may be reasonably necessary for Buyer's performance of its obligations and enforcement of its rights hereunder, to comply with federal, state and local Laws and to reply to inquiries by federal, state, local and other Governmental Entities.

                  (b) Buyer covenants that after the Initial Closing and the Subsequent Closing, upon reasonable request and notice and at reasonable times, Buyer will and will cause its officers, employees and other representatives to provide Seller with access to Buyer's Books and Records of the Business as may be reasonably necessary for Seller's performance of its obligations and enforcement of its rights hereunder, to comply with federal, state and local Laws and to reply to inquiries by federal, state, local and other Governmental Entities.

         13.10. Change Name of SM-India.Within thirty (30) days after the Subsequent Closing Date, Buyer shall cause SM-India to, and SM-India shall, make all of the appropriate filings necessary to change SM-India's name to eliminate any reference to "Sallie Mae" or "SM".

                                   ARTICLE 14
                       NON-COMPETITION AND CONFIDENTIALITY

         14.1. Agreement Not to Compete.

                  (a) During the Covenant Period neither Seller nor any of its Affiliates will, anywhere in the Territory, do any of the following, directly or indirectly, individually or through one or more intermediaries, without prior written consent of Buyer:

                           (i) develop, host, market, license, sublicense, sell
or otherwise provide to any Person, including without limitation to any higher education institutions, any products, services and/or other offerings that compete with or include core functionality substantially similar to the functionality provided by: (A) the Software developed and licensed by the Business ("Business Products"); and/or (B) any replacement for the Business Products, all in any form or delivery format whatsoever. Buyer agrees that nothing in this Section 14.1(a)(i) shall preclude or prohibit Seller or Seller's Affiliates in any way from developing and marketing those products and services:
(C) offered by Noel Levitz as of the Initial Closing Date; and (D) as the same would be conducted thereafter, as contemplated by and as evidenced in the written summary of potential business strategies, a copy which has been made available to Buyer prior to the Initial Closing Date and shall be retained by Piper Marbury Rudnick & Wolfe LLP at its offices) of Noel Levitz in existence as of the Initial Closing Date; or

                           (ii) purchase or otherwise obtain an equity ownership
of more than five percent (5%) in, or purchase or otherwise obtain any other right that would give Seller or any of its Affiliates control over more than five percent (5%) of the voting power of any Person in the Territory whose primary business is competitive with the Business (a "Competitive Business"). For purpose of this Section 14.1(a)(ii), "voting power": shall refer to the total voting control of all securities held by Seller and/or its Affiliates, based on the aggregate number of votes eligible to be cast for matters presented to the security holders of such Person engaged in the Competitive Business compared to the total number of votes eligible to be cast for all securities of such Person engaged in the Competitive Business then outstanding on such matters; or during the Covenant Period, neither Seller nor any of its Affiliates will do any of the following, directly or indirectly, individually or through one or more intermediaries or Affiliates, without the prior written consent of Buyer;

                           (iii) except as provided in Section 13.4 (Accounts
Receivable), or as may be necessary to defend an indemnification Claim, Litigation and for Loss pursuant to Article 10 hereof, and pursuant to the Marketing Agreements and the Service Agreement, solicit or call on, for a purpose related to the Business, any (A) customer with whom Buyer, the SMS Division, EEMS or SM-India shall have dealt at any time during the two (2) year period prior to the Initial Closing Date or during the Covenant Period, or (B) supplier with whom Buyer, the SMS Division, EEMS or SM-India shall have dealt at any time during the (2) year period prior to the Initial Closing Date or during the Covenant Period;

                           (iv) influence or attempt to influence any supplier,
customer or prospect of Buyer to terminate, modify or not enter into any written or oral agreement or course of dealing with Buyer; or

                           (v) (A) influence or attempt to influence any Person
to terminate or modify an employment, consulting, agency, distributorship or other arrangement with Buyer, or (B) employ or retain, or influence, attempt to influence or arrange to have any Person employ or retain, any Person who has been employed or retained by Buyer after the Initial Closing Date or the SMS Division, EEMS or SM-India between November 30, 2001 and the Subsequent Closing Date. With respect to this subclause (v) only, notwithstanding anything contained in this Section 14.1 to the contrary, Buyer shall not unreasonably withhold consent to the employment by Seller of any of the foregoing Persons described in this subclause (v) to the extent that Seller or its Affiliates solicited the employment or retention of such Person solely by placing advertisements generally soliciting new employees in newspapers, magazines and other periodicals of general circulation, in trade publications or over the internet.

                  (b) Seller agrees that it shall use its best efforts, including, without limitation, seeking injunctive relief, to enforce the Employment Agreement by and between Seller and Mark Cullen dated June 7, 2001, the Employment Agreement between Seller and John Kutchins dated June 7, 2001, the Non-Competition and Non-Solicitation Agreement between Thomas Green and USA Education and Affiliates dated June 25, 2001, the Agreement regarding Confidentiality and Proprietary Information between Mark Olson, USA Education and Affiliates dated March 12, 2001, and the Separation Agreement between Seller and Paul Carey dated April 30, 2001.

                  (c) Seller acknowledges that (i) it has carefully read and considered the provisions of this Section 14.1, (ii) it has obtained legal counsel in determining whether to enter into this Agreement, (iii) up to the Initial Closing, it has been engaged in the Business, the market for which includes the Territory and (iv) Buyer would not enter into this Agreement or consummate the transactions contemplated hereby except for the expansion opportunities relating to the Business and the agreement of Seller contained herein as it relates to the Territory.

                  (d) The terms of the covenants contained in this Section 14.1 shall be construed as separable and shall be independent and shall be interpreted and applied consistently with the requirements of reasonableness and equity.

         14.2. Confidentiality. The Confidentiality Agreement shall remain in effect in accordance with its terms after the Initial Closing.

         14.3. Specific Enforcement; Extension of Period.

                  (a) Seller acknowledges that the restrictions contained in
Section 14.1 hereof and the Confidentiality Agreement are reasonable and necessary to protect the legitimate interests of Buyer and that Buyer would not have entered into this Agreement in the absence of such restrictions. Seller also acknowledges that any breach of Section 14.1 hereof or the Confidentiality Agreement will cause continuing and irreparable injury to Buyer for which monetary damages would not be an adequate remedy. Seller agrees that it shall not, in any action or proceeding to enforce any of the provisions of this
Section 14.1 or the Confidentiality Agreement, assert the Claim or defense that an adequate remedy at law exists. In the event of such breach by Seller, Buyer shall have the right to enforce the provisions of Sections 14.1 hereof and of the Confidentiality Agreement by seeking injunctive or other relief in any court, without a requirement that a bond be posted, and this Section 14.3 shall not in any way limit remedies of Law or in equity otherwise available to Buyer.

                  (b) In the event that Seller breaches any of the covenants set forth in Section 14.1, the Covenant Period shall be suspended for the time required for Litigation to enforce the relevant covenants; provided, that Buyer is successful on the merits in any such Litigation, provides notice of such claim to Seller in writing within fifteen (15) days of the expiration of the Covenant Period and commences such Litigation within twelve (12) months after Buyer has Knowledge of such breach. The "time required for Litigation" is herein defined to mean the period of time from the earlier of such party's first breach of such covenants or service of process upon such party through the expiration of all appeals related to such Litigation.

                                   ARTICLE 15
                               TAXES AND EXPENSES

         15.1. Section 338(h)(10) Election.

                  (a) Buyer and Seller agree that Buyer and Seller shall jointly make an election under Section 338(h)(10) of the Code and any similar elections under applicable state or local law, with respect to Buyer's acquisition of the stock of EEMS (each, a "Section 338(h)(10) Election"). Seller shall execute and deliver to Buyer two (2) original IRS Forms 8023 prior to or at the Initial Closing. Buyer shall retain custody of the executed Forms 8023, which shall be completed in accordance with the provisions of Section 338(h)(10) of the Code and the regulations thereunder, and shall execute and, following each of the Initial Closing and the Subsequent Closing, timely file one (1) of the forms with the Internal Revenue Service, treating each of the Initial Closing Date and the Subsequent Closing Date as though a "qualified stock purchase" within the meaning of Section 338(d)(3) of the Code in respect of the stock of EEMS had occurred on such date. Promptly after each such filing, Buyer shall notify Seller that it has made such filing and provide to Seller a photocopy of the executed Form 8023 as filed. Seller shall provide such cooperation and assistance as Buyer shall reasonably request in completing and filing any
Section 338(h)(10) Election.

                  (b) Seller and Buyer shall cooperate as provided herein to determine the aggregate deemed sales price as defined under Treasury Regulation
Section 1.338-4 ("ADSP") and the allocation of the ADSP among the assets for purposes of calculation of the deemed sales price of each asset under Treasury Regulation Section 1.338-6 and -7. In preparing the ADSP, Buyer will not take a position that is inconsistent with the allocations pursuant to Sections 3.8(b) and 3.8(c). Buyer shall, on or before 60 (sixty) days after the final determination of the Final Subsequent Closing Date Net Worth Amount pursuant to
Section 3.5, determine and send to Seller notice of (a) the ADSP and (b) the allocation of the ADSP among the assets (the "Deemed Sales Price Notice"). Seller shall be deemed to have accepted such allocation and the determination of the ADSP unless within fifteen (15) business days of Seller's receipt of the Deemed Sales Price Notice, Seller notifies Buyer in writing of each allocation with which Seller disagrees and any disagreement regarding the calculation of the ADSP (the "Disagreement Notice"). If Seller provides such notice to Buyer, the parties shall proceed in good faith to mutually determine the ADSP and allocations in dispute. If within twenty (20) business days after Buyer receives Seller's Disagreement Notice, Buyer and Seller have not reached agreement, the Disagreement Notice shall be submitted for resolution to the Independent Accountant. If the Independent Accountant, or its replacement, disagrees materially with Buyer's Deemed Sales Price Notice, Buyer shall pay the fees of the Independent Accountant. In other cases, Seller shall pay the fees of the Independent Accountant, or its replacement.

         15.2. Filing Tax Returns.

                  (a) The parties agree that EEMS shall be included in the consolidated federal income Tax Return in which Seller is the common parent for the period that ends on the Subsequent Closing Date (the "Seller CTR"). Seller shall, to the extent it relates to EEMS, prepare the Seller CTR in a manner consistent with prior Tax Returns. Seller shall (A) timely prepare and file all such Tax Returns and timely pay when due all Taxes relating to such Tax Returns and (B) timely prepare and file, or cause to be prepared and filed, all other Tax Returns of EEMS and SM-India and their respective subsidiaries for all taxable periods ending on or prior to the Subsequent Closing Date and timely pay, or cause to be paid, when due all Taxes relating to such Tax Returns. At least fifteen (15) days before the due date for the filing of any Tax Return described in the preceding sentence that was not filed before the Subsequent Closing Date, Seller shall provide Buyer with a substantially final draft of such Tax Return (or, with respect to Tax Returns described in clause (A) above, the portion of such draft Tax Return that relates to EEMS or any subsidiary thereof), and Buyer shall have the right to review such Tax Return prior to its filing. Buyer shall notify Seller of any reasonable objections Buyer may have to any items set forth in such draft Tax Returns, and Buyer and Seller agree to consult and resolve in good faith any such objection and to mutually consent to the filing of any such Tax Return. Such Tax Returns shall be prepared or completed in a manner consistent with prior practice of Seller, EEMS, SM-India and their respective subsidiaries with respect to Tax Returns concerning the income, properties or operations of EEMS, SM-India and their respective subsidiaries (including elections and accounting methods and conventions), except as otherwise required by Law or otherwise agreed to by Buyer in writing prior to the filing thereof.

                  (b) Seller shall prepare all relevant Tax Returns consistent with the Deemed Sales Price Notice determined under Section 15.1, and shall file Form 8023 as part of the Seller CTR. Seller shall file an amended Seller CTR to reflect the Section 338(h)(10) Election if it has previously filed a Seller CTR that did not reflect the Section 338(h)(10) Election.

                  (c) Seller shall prepare all state and local Tax Returns in a manner consistent with the 338(h)(10) Election, to the extent applicable under state or local Law.

         15.3. Future Tax Contests.

                  (a) If Seller receives notice of an intention by a taxing authority to audit any Tax Return of Seller which includes any item of income, gain, deduction, loss or credit reported by EEMS or SM-India or, after the Subsequent Closing Date, any Tax Return of EEMS or SM-India, Seller shall inform Buyer, in writing, of the intended audit within fifteen (15) days after receipt of such notice and shall, at Buyer's request, keep Buyer informed concerning and consult with Buyer on any aspects of the audit which could result in a Claim by Seller under this Agreement. If Seller receives notice from a taxing authority of any proposed adjustment ("Proposed Adjustment"), Seller shall give notice to Buyer of the proposed adjustment within fifteen (15) days after receipt of a notice of Proposed Adjustment from a taxing authority. A failure on the part of Seller to provide such notice to Buyer on a timely basis shall not relieve Seller of any obligation of indemnification under this Agreement. Buyer may, upon giving written notice to Seller, request that Seller contest such Proposed Adjustment. If Buyer shall request that a Proposed Adjustment be contested, then Seller shall contest (or engage representatives to contest) the Proposed Adjustment and allow Buyer and its representatives, at Buyer's expense, to participate therein or shall permit Buyer and its representatives, at Buyer's expense to contest the Proposed Adjustment (including pursuing all administrative and judicial appeals and processes). Seller shall not make, accept or enter into a settlement or other compromise with respect to any Taxes that are the subject to indemnification under this Agreement, or forego or terminate any proceeding relating to a Proposed Adjustment without the consent of Buyer, which shall not be unreasonably withheld or delayed.

                  (b) Until the fifth (5th) anniversary of the Subsequent Closing Date, or such longer period as may be required by Law, Buyer will cause EEMS and SM-India to retain all Books and Records which in any way relate to Taxes, including without limitation all Tax Returns and all Books and Records of EEMS and SM-India. After such time, Buyer will cause EEMS and SM-India to give Seller reasonable written notice prior to discarding or destroying any such Books and Records. If Seller so requests within forty (40) days after receipt of such notice, the retaining party shall provide Seller with possession of such Books and Records, at Seller's sole cost and expense.

         15.4. Allocation of Overlap Period Taxes. Any Taxes with respect to EEMS or SM-India or their respective subsidiaries that relate to a tax period beginning before the Subsequent Closing Date and ending after the Subsequent Closing Date (an "Overlap Period") shall be apportioned between Seller and Buyer, (i) in the case of real and personal property Taxes (and any other Taxes not measured or measurable, in whole or in part, by net or gross income or receipts), on a per diem basis and, (ii) in the case of other Taxes, as determined from the books and records of the relevant Company or subsidiary during the portion of such period ending on the Subsequent Closing Date and the portion of such period beginning on the day following the Subsequent Closing Date consistent with the past practices of the Companies and their subsidiaries. Buyer shall, or shall cause EEMS and SM-India to, file any Tax Returns for any Overlap Period, and Buyer shall pay, or cause to be paid, all state, local or foreign Taxes shown as due on any such Tax Returns. Seller shall pay Buyer its share of any such Taxes (to the extent Seller is liable therefor in accordance with this Section 15.4 and to the extent not already paid by Seller, EEMS, SM-India or any of their respective subsidiaries) due pursuant to the filing of any such Tax Returns under the provisions of this Section 15.4 within five (5) business days of receipt of notice of such filing, which notice shall set forth in reasonable detail the calculations regarding Seller's share of such Taxes.

         15.5. Notice. Buyer shall promptly notify Seller in writing upon receipt after the Subsequent Closing Date by Buyer, any affiliate of Buyer, EEMS, SM-India or any of their respective subsidiaries of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of EEMS, SM-India or any of their respective subsidiaries, in each case for periods ending on or before the Subsequent Closing Date only, so long as such periods remain open; provided, however, that failure by Buyer to comply with this Section 15.5 shall not affect Buyer's right to indemnification relating to Taxes if such failure does not prejudice the rights of Seller. Seller shall promptly notify Buyer in writing upon receipt after the Initial Closing Date by Seller or any affiliate of Seller of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of EEMS, SM-India or any of their respective subsidiaries.

         15.6. Amended Tax Returns. Neither Seller nor any affiliate of Seller shall, without the prior written consent of Buyer, file, or cause to be filed, any amended Tax Return or claim for Tax refund, with respect to EEMS or SM-India or their respective subsidiaries any period ending on or before the Initial Closing Date, to the extent that any such filing may affect the Tax Liability of Buyer, any of its affiliates, EEMS, SM-India or any of their respective subsidiaries for any period ending after the Subsequent Closing Date (including, but not limited to, the imposition of Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards).

         15.7. Tax Sharing Agreements; Powers of Attorney. Any and all existing Tax sharing, allocation, compensation or like agreements or arrangements, whether or not written, that include EEMS, SM-India or any of their respective subsidiaries, including without limitation any arrangement by which any such company makes compensating payments to any other such company or any other member of any affiliated, consolidated, combined, unitary or other similar Tax group for the use of certain Tax attributes, shall be terminated as of the day before the Initial Closing Date (pursuant to a writing executed on or before the Initial Closing Date by all parties concerned) and shall have no further force or effect. All liabilities of EEMS, SM-India and any of their respective subsidiaries to any other Person, including Seller or any affiliate of Seller (for Taxes or otherwise pursuant to such agreements or arrangements), shall be canceled on or prior to the Initial Closing Date. Any and all powers of attorney relating to Tax matters concerning EEMS, SM-India and their respective subsidiaries shall be terminated as to EEMS, SM-India and their respective subsidiaries on or prior to the Subsequent Closing Date and shall have no further force or effect.

         15.8. FIRPTA Certification. Seller shall deliver to Buyer, on or before the Initial Closing Date, a certification in the form of Exhibit G that Seller is not a "foreign person" within the meaning of Code Section 1445. If, on or before the Initial Closing Date, Buyer shall not have received such certification, Buyer may withhold from the Initial Purchase Price payable at the Initial Closing to Seller pursuant hereto, or from the Initial Subsequent Purchase Price, as the case may be, such sums as are required to be withheld therefrom under Section 1445 of the Code.

         15.9. Transfer Taxes. Seller shall be liable for, and shall pay when due, any transfer, gains, documentary, sales, use, registration, stamp, value added or other similar Taxes payable by reason of the transactions contemplated by this Agreement or attributable to the sale, transfer or delivery of the Purchased Assets or the Sub Shares hereunder, and Seller shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes.

                                   ARTICLE 16
                                   TERMINATION

         16.1. Termination prior to Subsequent Closing Date. This Agreement may be terminated with respect to the sale and purchase of the Sub Shares only (and not with respect to any of the provisions relating to the sale and purchase of the Purchased Assets (including, without limitation, Article 10 (Indemnification), Section 17.1 (Right of Set-Off) and Section 17.12 (Dispute Resolution)) prior to the Subsequent Closing as follows:

                  (a) at the election of Buyer, if any one or more of the conditions set forth in Article 9 to its obligation to proceed with the Subsequent Closing has not been fulfilled on the Subsequent Closing Date;

                  (b) at the election of Seller, if any one or more of the conditions set forth in Article 9 to its obligation to proceed with the Subsequent Closing has not been fulfilled on the Subsequent Closing Date;

                  (c) at the election of Buyer, if Seller has materially breached any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Subsequent Closing Date;

                  (d) at the election of Seller, if Buyer has materially breached any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Subsequent Closing Date;

                  (e) at any time on or prior to the Subsequent Closing Date, by mutual written consent of Buyer and Seller.

         16.2. Survival if No Subsequent Closing. If this Agreement as it relates to the sale and purchase of the Sub Shares is validly terminated pursuant to Section 16.1 and the transactions contemplated hereby are not consummated as described above, this Agreement as it relates to the sale and purchase of the Sub Shares shall become void and of no further force and effect; provided nevertheless that the provisions of the Confidentiality Agreement and any provisions of this Agreement relating to anything other than the sale and purchase of the Sub Shares shall survive such termination; and further provided nevertheless that, if Seller shall have the right to terminate this Agreement as it relates to the sale and purchase of the Sub Shares pursuant to Section 16.1(d), or if Buyer shall have the right to terminate this Agreement as it relates to the sale and purchase of the Sub Shares pursuant to Section 16.1(c), the terminating party's right to pursue all legal remedies for breach of contract and damages shall survive such termination unimpaired subject to the limitations set forth in Section 10.4 hereof.

                                   ARTICLE 17
                                     GENERAL

         17.1. Right of Set-off. Notwithstanding anything contained in this Agreement to the contrary, in the event and to the extent that Buyer is entitled to any payments from Seller pursuant to this Agreement (whether on account of indemnification, an Overpayment Amount, a Net Uncollectible Receivables Amount or otherwise) (collectively, the "Buyer's Off-Set Claims"), any amounts payable as Earnout Purchase Price or Banner Commission Fees (the "Buyer Obligations") may be applied by Buyer to off-set against and to discharge said obligations and Buyer shall be entitled to a credit for any such amounts so applied by Buyer in respect of any such amounts due and owing to Seller in respect of the Buyer Obligations; provided however, that as a condition to the exercise by Buyer of its right of set-off hereunder, Buyer shall have given Seller written notice of its intention to off-set any such amounts, which notice shall include in reasonable detail the facts supporting Buyer's Off-Set Claim, at least ten (10) days prior to the date on which such Buyer Obligations are due, unless the conditions allowing such set-off are discovered within such ten-day period, then as promptly as practical after discovery thereof, in which event the applicable payment date of the Buyer Obligations with respect to which Buyer intends to exercise its set-off rights shall be automatically extended until the earlier of ten (10) days after such notice is given to Seller or the date on which a notice of a good faith dispute is given by Seller with respect to such notice from Buyer of a Buyer Off-Set Claim, but in no event earlier than the date such amounts are due. If Seller, within such applicable ten-day period, provides written notice to Buyer that it in good faith disputes Buyer's Off-Set Claim, any Buyer Obligation due and payable, up to the amount of such disputed off-set and payable at any time before resolution of the good faith dispute, shall be paid when due (as the applicable payment date may be extended as aforesaid) to an eligible escrow agent (as defined below) to hold in escrow in an interest bearing account until resolution of the dispute in accordance with the terms of this Agreement. If Seller does not give notice disputing Buyer's Off-Set Claim, Seller shall be deemed to have consented to such claim and the amount so set-off shall be credited against the Buyer Obligations as provided above. The term "eligible escrow agent" shall mean either an attorney licensed to practice law in the Commonwealth of Pennsylvania who is independent of Buyer and Seller and their respective Affiliates or a bank or trust company doing business in the Commonwealth of Pennsylvania. Such amount and any interest earned thereon shall be held by such escrow agent until receipt of a joint direction from Buyer and Seller to disperse any funds or an order from a court of competent jurisdiction directing the escrow agent to disperse such funds. The fees of the escrow agent shall be paid one-half by the Buyer and one-half by the Seller.

         17.2. Entire Agreement; Amendments. This Agreement, the Confidentiality Agreement, the Escrow Agreement and the Services Agreement (and all of the schedules and exhibits, hereto or thereto and the Collateral Documents) constitute the entire understanding among the parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements among them respecting such subject matter. This Agreement may be amended and supplemented only by a written instrument duly executed by all the parties.

         17.3. Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

         17.4. Gender. Words of gender may be read as masculine, feminine, or neuter, as required by context.

         17.5. Schedules. Each Schedule referred to herein is incorporated into this Agreement by such reference.

         17.6. Severability. If any provision of this Agreement (including, without limitation, Article 11 hereof) is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. The parties hereto authorize that the provisions of this Agreement may, in such circumstances, be modified to the extent necessary to render enforceable the provisions hereof.

         17.7. Notices. All notices and other communications hereunder shall be in writing and shall be given to the Person either personally or by United States overnight express mail, postage prepaid, or by nationally-recognized courier service guaranteeing next Business Day delivery, charges prepaid, or by telecopier, to such party's address (or to such party's telecopier number). All notices shall be deemed received on the date when dispatched in accordance the foregoing sentence.

             If to Buyer, to:

                    SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
                    4 Country View Road
                    Malvern, PA  19087
                    Attn: President, Global Education Division
                    Fax No.:  (610) 578-7700

                    with a copy to:

                    Pepper Hamilton LLP
                    3000 Two Logan Square
                    18th & Arch Streets
                    Philadelphia, PA  19103-2799
                    Attn:  Brian M. Katz, Esquire
                    Fax No.:  215-981-4750

             If to Seller:

                     Sallie Mae, Inc.
                     11600 Sallie Mae Drive
                     Reston, VA 20193
                     Attention: Robert Autor
                     Telecopy No.: 703-810-6961
                     Telephone No.: 703-810-3090

             with a copy to:

                     Sallie Mae, Inc.
                     11600 Sallie Mae Drive
                     Reston, VA 20193
                     Attention: Deputy General Counsel
                     Telecopy No.: 703-810-3023
                     Telephone No.: 703-810-5016

                     Piper Marbury Rudnick & Wolfe LLP
                     1200 Nineteenth Street, NW
                     Washington, DC 20036
                     Attention: Ernest Stern, Esquire
                     Telecopy No.: 202-689-7622
                     Telephone No.: 202-223-2085

Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

         17.8. Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

         17.9. Assignment. No party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other parties, except that, (a) prior to the Subsequent Closing, Buyer may assign all of its rights and delegate all of its obligations to an Affiliate of Buyer without the consent of Seller; provided, however, no such assignment or delegation shall relieve Buyer of the obligation to perform hereunder; and (b) after the Subsequent Closing shall have occurred, no consent to an assignment of this Agreement shall be required in the event of Buyer's transfer of all or substantially all of the assets of the Business whether by sale, merger, consolidation, or otherwise.

         17.10. Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by the successors and permitted assigns of the parties, and does not confer any rights on any other Persons.

         17.11. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to the conflict-of-laws provisions thereof.

         17.12. Dispute Resolution.

Except as otherwise set forth in this Agreement, if any dispute arises under this Agreement that is not settled promptly in the ordinary course of business, the parties shall seek to resolve such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. These face-to-face negotiations shall be conducted, first, by the respective designated senior executive of each of the parties hereto (or in the case of a limited partnership, the chief operating officer of the general partner). If such individuals are unable to resolve such dispute within ten (10) Business Days of the date they first commence negotiations, then an executive vice president or higher level executive of each of the parties hereto shall seek to resolve such dispute promptly in good faith face-to-face negotiations. If the parties are unable to resolve such dispute between them within ten (10) Business Days thereafter (or such period as the parties shall otherwise agree) through these face-to-face negotiations, then any such dispute shall be submitted to non-binding mediation conducted on a confidential basis under the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive Law of the Commonwealth of Pennsylvania. The mediation shall be conducted at the Association's regional office located in Philadelphia, Pennsylvania, by an attorney who shall be experienced in the Business. If the parties are unable to resolve such dispute by mediation within sixty (60) business days after submission of the dispute to mediation (or such period as the parties shall otherwise agree) such dispute shall be resolved in a court of competent jurisdiction.

         17.13. Third Party Beneficiaries. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other Persons.

         17.14. Publicity. Prior to the Initial Closing Date, all notices to third parties (except in relation with obtaining the Subsequent Required Consents) and all other publicity relating to the transactions contemplated by this Agreement shall be jointly planned, coordinated and agreed to by all parties hereto and none of the parties hereto shall act unilaterally in this regard without the prior approval of the other party; provided, however, that
(a) such approval shall not be unreasonably withheld; and (b) (i) that Seller acknowledges that Buyer has certain disclosure obligations under the Law, and the rules and regulations of the Nasdaq Stock Market and to the extent such disclosure is in connection with such rules or Laws, then Buyer need not obtain the approval of Seller prior to such publicity and (ii) that Buyer acknowledges that Seller is a wholly-owned subsidiary of USA Education, Inc. which has certain disclosure obligations under the Law, and the rules and regulations of the New York Stock Exchange and to the extent such disclosure is in connection with such rules or Laws, then Seller need not obtain the approval of Buyer prior to such publicity.

         17.15. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by Buyer if incurred by Buyer or by Seller if incurred by Seller, EEMS or SM-India.

         17.16. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         17.17. Facsimile Signatures. This Agreement may be executed by facsimile signature which shall be deemed to be an original for all purposes.

         17.18. Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE COLLATERAL DOCUMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS NOT BEEN INDUCED TO ENTER INTO CERTIFICATIONS IN THIS SECTION 17.18.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                         SALLIE MAE, INC.


                         By: /s/ Robert Autor
                             --------------------------------------------------
                             Name: Robert Autor
                             Title: Senior Vice President


                         EXETER EDUCATIONAL MANAGEMENT
                         SYSTEMS, INC.


                         By: /s/ Robert Autor
                             --------------------------------------------------
                             Name: Robert Autor
                             Title: President and Chief Executive Officer


                         SALLIE MAE SOLUTIONS (INDIA) PRIVATE,
                         LTD.


                         By: /s/ Robert Autor
                             --------------------------------------------------
                             Name: Robert Autor
                             Title: Director


                         SYSTEMS & COMPUTER TECHNOLOGY CORPORATION


                         By: /s/ Eric Haskell
                             -------------------------------------------------
                             Name: Eric Haskell
                             Title: Senior Vice President and Chief Financial Officer


The undersigned USA Education, Inc., the sole owner of all of the issued and outstanding capital stock of Sallie Mae, Inc., hereby repeat, by way of reference, all of the representations, warranties and covenants of the Companies set forth in this Agreement and hereby guaranty the performance of all covenants of the Companies set forth in this Agreement as if it were a party to the above Agreement.


USA EDUCATION, INC.

By: /s/ Robert Lavet
   -----------------------------
   Name: Robert Lavet
   Title: Senior Vice President and
          Deputy General Counsel